EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of March 26, 2018 (the “Effective Date”), by and between BRE JEFFERSON ST. ANDREWS OWNER LLC, a Delaware limited liability company (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”).
I
SUMMARY AND DEFINITION OF BASIC TERMS
The terms set forth below shall have the meanings set forth below when used in the Agreement.

TERMS OF AGREEMENT (first reference in the Agreement)	DESCRIPTION
1. Property (Recital A):	The property situated in the City of Atlanta, County of DeKalb, State of Georgia described on Exhibit A attached hereto (the “Property”).
2. Buyer’s Notice Address (Section 13):

Steadfast Asset Holdings, Inc.
18100 Von Karman, Suite 500
Irvine, California 92612
Attention: Ana Marie del Rio, General Counsel
Email: AnaMarie.delRio@SteadfastCo.com
Phone: (949) 852-0700
Fax No.: (949) 852-0143

With a copy to:
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326
Attention: Christina M. Graham
Phone: (404) 504-7652
Email: cmg@mmmlaw.com

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TERMS OF AGREEMENT (first reference in the Agreement)	DESCRIPTION
3. Seller’s Notice Address (Section 13):	c/o LivCor, LLC 233 South Wacker Drive, Suite 4200 Chicago, Illinois 60606 Attention: Chris Brace Telephone: (312) 466-3300 E-mail: brace@livcor.com

With a copy to:
c/o Revantage Corporate Services
222 S. Riverside Plaza, Suite 2000
Chicago, Illinois 60606
Attention: Alec Rubenstein, Esq.
Telephone: (312) 466-3569
E-mail: arubenstein@revantage.com
And a copy to:

Pircher, Nichols & Meeks LLP
1901 Avenue of the Stars, Suite 1200
Los Angeles, California 90067
Attention: Real Estate Notices
(WBT/AEH File 5656-132)
Telephone: (310) 201‑8900
E-mail: wticknor@pircher.com and ahulbert@pircher.com

4. Purchase Price (Section 2):	$102,800,000.00

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TERMS OF AGREEMENT (first reference in the Agreement)	DESCRIPTION
5. Deposit (Section 3):	“Initial Deposit” of $1,000,000.00, plus “Additional Deposit” of $1,000,000.00, if and when made, plus “Extension Deposit” of $1,000,000.00, if and when made.
6. Option Money (Section 3.1) 7. Independent Consideration: 8. Due Diligence Deadline (Section 4.2):	$1,000,000.00 of the Initial Deposit (i.e., the entire Initial Deposit) $100.00 5:00 p.m. Central time on April 25, 2018.
9. Closing Date (Section 6.2.2):	The meaning assigned thereto in Section 6.2.2 unless otherwise agreed in writing by the parties.
10. Title Company (Section 4.1):	First American Title Insurance Company 30 North LaSalle Street, Suite 2700 Chicago, Illinois 60602
11. Escrow Holder and Escrow Holder’s Notice Address (Recitals):	First American Title Insurance Company 30 North LaSalle Street, Suite 2700 Chicago, Illinois 60602 Attn: Deanna Wilkie Email: dawilkie@firstam.com Phone: (312) 917-7238
12. Broker (Section 6.7):	Jones Lang LaSalle
13. Opening of Escrow:	The Effective Date
14. Existing Lender:	The lender with respect to the Existing Loan as of the Effective Date, and its successors and assigns.
15. Existing Loan:	That certain loan in the initial principal amount of $65,000,000.00 made to Seller, as borrower, and governed by the Existing Loan Documents.

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TERMS OF AGREEMENT (first reference in the Agreement)	DESCRIPTION
16. Existing Loan Documents:
The documents, instruments and agreements evidencing, securing or governing the Existing Loan, collectively, all of which are described in Exhibit L hereto (which Exhibit L is sometimes referred to herein as the “Existing Loan Documents Schedule”).

17. Existing Loan Exceptions:	The recorded or filed liens, encumbrances and security interests of the Existing Loan Documents as identified in the Title Report and/or as otherwise disclosed in writing to Buyer.
18. Lender Consent Deadline:	5:00 p.m. Central time on May 25, 2018, subject to extension as set forth in Section 6.2.2 below.

II

RECITALS
A.    Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the following (collectively, the “Property”): (i) fee simple interest in the real property legally described in Exhibit A attached hereto, and Seller’s right, title and interest in and to any easements and other appurtenances thereto, including, without limitation, all water and water rights (collectively, the “Real Property”); (ii) any buildings and other improvements located on the Real Property and all of Seller’s right, title and interest in and to all fixtures located on the Real Property (collectively, the “Improvements”); and (iii) Seller’s right title and interest in and to the following, (a) any leases or other agreements for occupancy of the Real Property or the Improvements (collectively, and with all amendments, supplements or addenda thereto or guaranties thereof, the “Leases”), all rents and other recurring charges paid or payable by tenants to the landlord under the Leases, subject to the prorations set forth in this Agreement (collectively, “Rents”) and any refundable security or pet deposit made by tenants under the Leases that have not been applied pursuant to the terms of the Leases (collectively, the “Tenant Security Deposits”); (b) any machinery, equipment, tools, materials, furniture, furnishing, supplies and other tangible personal property owned by Seller or its property manager and located in or on the Real Property or the Improvements and used exclusively in connection with the Real Property (collectively, the “Personal Property” the material Personal Property as of the date hereof is identified on Exhibit J attached hereto); (c) any maintenance, repair, improvement, utility, telecommunications, janitorial, gardening and other service, supply or vendor

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contracts for the operation, leasing, maintenance or repair of the Property, in each case, that may be transferred without the consent of a third party or for which such consent has been obtained (collectively, the “Service Contracts”; the Service Contracts as of the date hereof are set forth on Exhibit H attached hereto) (provided that the term “Service Contracts” shall in no event include any existing property management agreement nor any national, regional or other multi-property contracts made by Seller, the property manager, or their respective affiliates thereof, all of which shall be terminated by Seller with respect to the Property as of the Closing at the Seller’s sole expense); and (d) any plans, specifications and drawings with respect to the Property that are assignable and in the Seller’s or the property manager’s possession, and any governmental licenses, permits, authorizations and approvals for the Real Property and the Improvements, in each case, that may be transferred without the consent of a third party or for which such consent has been obtained (collectively, the “Plans and Approvals”) and (e) all entitlements and intangible personal property of Seller or Seller’s property manager used solely in connection with the design, construction, ownership, occupancy, use, management, operation, maintenance, repair or ownership of the Real Property, including any assignable warranties and guaranties and including, without limitation, Property specific logos and Property specific marketing material, all phone number(s) for the Real Property, all fax number(s) for the Real Property and including any rights Seller or its property manager may have to the name “Jefferson at Perimeter” (collectively, the “Intangible Property”, but excluding in each case above any “Reserved Company Assets” (as defined below).
B.    Initially capitalized terms used in the Recitals and elsewhere in this Agreement shall have the meanings ascribed to them in this Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree that the terms and conditions of this Agreement and their instructions to First American Title Insurance Company (“Escrow Holder”) with regard to the Escrow created pursuant hereto are as follows:

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III

AGREEMENT
1.    Agreement of Purchase and Sale. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, at the Closing for the Purchase Price and upon the terms and conditions set forth in this Agreement. Notwithstanding anything to the contrary contained in this Agreement or in the “Closing Documents” (as defined below), the term “Property” shall not include any of the following items, all of which are excluded from the sale by Seller to Buyer hereunder (and all of which shall be retained by Seller at Closing) (collectively, the “Reserved Company Assets”): all cash, cash equivalents (including certificates of deposit) on hand or in any bank account, operating account or other account maintained in connection with the ownership, management or operation of the Property including any non-refundable security deposits (but without limiting the credits to Buyer under Section 6.9 for Tenant Security Deposits, prepaid rents or other matters), deposits held by third parties (e.g., utility companies), accounts receivable and any right to a refund or other payment relating to a period prior to the Closing, including any real estate tax refund (subject to the prorations hereinafter set forth), bank accounts, claims or other rights of Seller against any present or prior partner, member, employee, agent, manager, officer or director of Seller or its direct or indirect partners, members, shareholders or affiliates, any refund in connection with termination of Seller’s existing insurance policies, any insurance claims or proceeds arising out of or relating to events that occur prior to the Closing Date subject to the terms of Section 8 of this Agreement, all contracts between Seller and any law firm, accounting firm, property manager, leasing agent, broker, environmental consultants and other consultants and appraisers entered into prior to the Closing (other than Service Contracts that are assumed by Buyer under this terms of Section 7), any proprietary or confidential materials (including any materials relating to the background or financial condition of a present or prior direct or indirect partner or member of Seller), the internal books and records of Seller relating, for example, to contributions and distributions prior to the Closing, any software, websites, marketing brochures or other marketing materials, any trademarks, trade names, brand marks, brand names, trade dress or logos relating thereto except as provided in the definition of Property above (without taking into account the exclusion therein for Reserved Company Assets), any development bonds, letters of credit or other collateral held by or posted with any governmental entity or other third party with respect to any improvement, subdivision or development obligations concerning the Property, any fixtures, personal property or other assets that are owned by (a) the supplier or vendor under any Service Contract, (b) the tenant under any Lease and (c) the property manager of the Property, any other intangible property that is not used exclusively in connection with the Property.

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2.    Purchase Price. Buyer shall pay the Purchase Price to Seller for the Property as provided in Section 3 below (the “Purchase Price”).
3.    Payment of Purchase Price.
3.1    Independent Consideration; Initial Deposit. Within two (2) Business Days following the Effective Date, Buyer shall deposit the Independent Consideration and the Initial Deposit with Escrow Holder by wire transfer of immediately available funds. Escrow Holder shall immediately release to Seller the full amount of the Independent Consideration. At Buyer’s discretion, Escrow Holder shall place the Deposit in one or more government insured interest-bearing accounts satisfactory to Buyer (which shall have no penalty for early withdrawal), and shall not commingle the Deposit with any funds of Escrow Holder or any other person or entity. Any interest earned on the Deposit while held by Escrow Holder shall be added to and be disbursed in the same manner as the principal portion of the Deposit. If this Agreement is terminated pursuant to Section 5.2 by reason of Seller’s default under this Agreement, pursuant to Section 4.1.2 by reason of an “Environmental Change” (as defined herein), the failure of satisfaction of the conditions benefiting Buyer under Section 4.4, or the termination of this Agreement pursuant to Section 6.2.3(g) or Section 8.3, then the Deposit (including the Option Money, but less the Independent Consideration, which shall be paid to Seller) shall be returned to Buyer, and neither party shall have any further obligation or liability to the other (other than those obligations that expressly survive a termination of this Agreement). Except as otherwise provided in the immediately preceding sentence, if this Agreement is terminated for any other reason or no reason then the Option Money shall not be returned to Buyer but shall instead be immediately delivered by Escrow Holder to Seller and Seller shall be entitled to retain the same. If Buyer fails to deliver the Independent Consideration and the Initial Deposit into Escrow strictly as and when contemplated herein, this Agreement shall automatically terminate and neither party shall have any further rights or obligations hereunder except for those obligations which by their terms expressly survive any termination of this Agreement (the “Surviving Obligations”). Notwithstanding anything in this Agreement to the contrary, Buyer and Seller hereby agree and acknowledge that the Independent Consideration shall be paid to Seller and deemed completely nonrefundable for any reason as consideration for the rights and privileges granted to Buyer herein, including any and all rights granted to Buyer to terminate this Agreement prior to the Due Diligence Deadline.

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3.2    Additional Deposit. Unless Buyer terminates this Agreement in accordance with the terms of Section 4.2, then upon the expiration of the Due Diligence Deadline: (a) the Initial Deposit shall become non-refundable to Buyer except in the event of the Seller’s breach or as otherwise expressly provided in this Agreement, and (b) within two (2) Business Days after the expiration of the Due Diligence Deadline, Buyer shall deposit the Additional Deposit with Escrow Holder by wire transfer of immediately available funds and the Additional Deposit shall be non-refundable to Buyer except in the event of Seller’s breach or as otherwise expressly provided in this Agreement. The Initial Deposit and, when made, the Additional Deposit, and, if made, the Extension Deposit, are collectively referred to herein as the “Deposit” and shall include all interest which accrues thereon while held by Escrow Holder. Upon the Closing, the Deposit shall be credited to the Purchase Price. Unless Buyer terminates this Agreement in accordance with the terms of Section 4.2, then upon the expiration of the Due Diligence Deadline if Buyer thereafter fails to deliver the Additional Deposit into the Escrow Account strictly as and when contemplated herein, such failure shall constitute a material breach of this Agreement by Buyer and Seller shall have the right, by delivering written notice to Escrow Holder and Buyer within five (5) days after such failure, to terminate this Agreement and receive and retain the Initial Deposit as liquidated damages pursuant to Section 5.1 below, and thereafter neither party shall have any further rights or obligations hereunder except for the Surviving Obligations.
3.3    Closing Cash Payment. The balance of the Purchase Price remaining after credit for the Deposit, adjustments for Buyer’s acquiring the Property subject to the Existing Loan and adjustments for Buyer’s share of proration, costs and other amounts expressly set forth in this Agreement shall be deposited by Buyer with Escrow Holder by wire transfer of immediately available funds into Escrow by 12:00 noon Central time on the Closing Date.
4.    Conditions to Parties’ Obligations.
4.1    Buyer’s Pre-Closing Conditions. Buyer’s obligations under this Agreement shall be subject to the satisfaction of or waiver by Buyer in Buyer’s sole and absolute discretion of the following matters described below (collectively, the “Pre-Closing Conditions”) in the time-frames set forth in this Section 4.1:
4.1.1    Title.
(a)    Buyer acknowledges that, as of the Effective Date, Buyer has been given access to copies of all of the following items regarding title to the Property: (a) Title Commitment No. NCS-890356-4-CHI2 with a commitment date of January 28, 2018 prepared by First American Title Insurance Company, for the Property for an owner’s policy of title insurance (the “Title Report”), (b) all underlying documents evidencing exceptions to title or otherwise referred to in the Title Report to the extent such documents are readily available from the Title Company and (c) a copy of that certain ALTA/ACSM Land Title Survey dated July 11, 2015, last

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revised August 24, 2015, prepared by Bock & Clark bearing Project No. 201501137-034 (the “Survey”). Buyer, by giving notice to Seller on or before the date that is ten (10) days prior to the Due Diligence Deadline (the “Title Objection Deadline”), may object to any matter contained in the Title Report or matter appearing on the Survey (an “Objection”) in Buyer’s sole and absolute discretion. Buyer shall be deemed to have waived all rights to make Objections with respect to all matters shown in the Title Report and all matters that would be revealed by current, accurate ALTA survey of the Property unless Buyer delivers an Objection to Seller prior to the Title Objection Deadline. If Buyer makes any such Objection, Seller may, by giving notice to Buyer on or before the date that is three (3) days after Buyer’s Objection notice, elect either to remove such Objections or not to remove such Objections. Seller shall be deemed to have elected not to remove any such Objection unless Seller elects to remove any such Objection by giving written notice to Buyer in accordance with this Section 4.1.1(a). If Seller elects to remove any such Objection, Seller shall remove the Objection on or before the Closing Date. The procurement by Seller, at its option, of a written irrevocable, unconditional (subject to the payment of any fees relating thereto) commitment from the Title Company to issue the “Title Policy” (defined below) or an endorsement thereto reasonably acceptable to Buyer insuring Buyer against any Objection shall be deemed a removal thereof from title to the Property. If Seller elects (or is deemed to have elected) not to remove any such Objection, Buyer shall have the right, by giving notice to Seller and the Escrow Holder within five (5) days after receipt of Seller’s response (or the last day on which Seller could provide a response if no response is provided), either to terminate this Agreement (in which case the Deposit less the Option Money shall be returned to Buyer and the Option Money shall be delivered to Seller), or to withdraw such Objection and waive all rights with respect to such Objection. If Buyer does not exercise the right to terminate this Agreement in accordance with this Section 4.1.1(a), Buyer shall be deemed to have waived such Objection. For the avoidance of doubt, the following matters shall be deemed to be “Permitted Encumbrances” for all purposes of this Agreement: (a) rights of tenants under unrecorded leases, as tenants only, without any right of purchase, offer or first refusal, (b) subject to the adjustments provided for herein, liens for current real estate taxes and special assessments which are not yet due and payable, (c) the printed exceptions, if any, which appear in a standard form Owner’s Policy of Title Insurance issued by Title Company in the State of Georgia, (d) discrepancies, conflicts in boundary lines, shortages in area, encroachments and any state of facts not included on the Survey but which an update of the Survey would disclose, or which are not shown on the public records, (e) subject to the adjustments provided for herein, any service, installation, connection or maintenance charge due after Closing and charges for sewer, water, electricity, telephone, cable television or gas, (f) any title exception which is approved, deemed approved or waived by Buyer pursuant to this Section 4.1.1(a), (g) any exceptions caused by Buyer, its agents, representatives or employees, (h) such other exceptions as the Title Company shall commit to insure over without any additional cost to Buyer, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise, subject to the provisions above relating to any additional insurance, (i) easements and laws, regulations, resolutions or ordinances,

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including, without limitation, building, zoning and environmental protection, as to the use, occupancy, subdivision, development, conversion or redevelopment of the Property currently or hereinafter imposed by any governmental or quasi-governmental body or authority including any such easements and laws, regulations, resolutions or ordinances with respect to utilities, (j) any easement, memorandum of, or similar matter, relating to or memorializing the “Cable Contract” or the “Laundry Contract” (as described on Exhibit H hereto) or the vendor’s rights thereunder and (j) the Existing Loan Exceptions.
(b)    Notwithstanding the foregoing, Seller shall have no obligation to cure or remove any defect or exception to title to the Property or Objection (it being acknowledged for the avoidance of doubt that Seller shall not be required to remove, release or discharge any of the Existing Loan Exceptions, (and the same shall constitute Permitted Exceptions and Buyer shall accept title to the Property subject to the Existing Loan Exceptions) other than (i) any exceptions or encumbrances to title which are created by, under or through Seller after the date of the Title Report without Buyer’s prior consent, and (ii) any Objections which Seller has specifically agreed, in writing, to cure. Nothing whatsoever contained in this Agreement shall be deemed or construed to give Buyer any right to terminate this Agreement by reason of any lien, encumbrance, exception or other matter created or caused by Buyer or any of Buyer’s affiliates, agents, consultants, contractors or representatives (collectively, “Buyer’s Representatives”). The title and survey objection, response and deemed approval procedure set forth above shall apply to any additional title matter or survey matter that materially and adversely affects Buyer’s proposed use and development of the Property which is first reflected upon any update of the Title Report or Survey that was not originally reflected in the original Title Report or Survey (a “New Title Matter”), except that (1) the review and objection period for such New Title Matter shall be the five (5) Business Day period after Buyer becomes aware of such New Title Matter (whether through an update of the Title Report, Survey or otherwise), and (2) Buyer shall be deemed to have waived all rights with respect to any such New Title Matter unless Buyer objects thereto in a writing delivered to Seller within such five (5) Business Day period; provided, however the Closing Date, if necessary, shall be delayed to accommodate the objection and response periods provided for above.

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4.1.2    Physical Inspections. After Buyer has provided to Seller a certificate(s) of insurance evidencing commercial general liability insurance coverage for the activities of Buyer and Buyer’s Representatives as required herein, Seller shall permit Buyer and Buyer’s Representatives to enter upon the Property during reasonable business hours on Business Days prior to the Closing or any earlier termination of this Agreement to make and perform such non-invasive physical environmental evaluations, and other non-invasive physical inspections, investigations, tests and studies of the physical condition of the Property as Buyer may elect to make or obtain in Buyer’s sole and absolution discretion, and such other invasive physical inspections, investigations, tests and studies as may be consented to by Seller in its sole and absolute discretion subject to and in accordance with this Section 4.1.2. Buyer shall maintain, and shall ensure that Buyer’s Representatives maintain, public liability insurance coverage insuring against any liability arising out of any entry, inspections, investigations, tests or studies of the Property pursuant to the provisions hereof. Such insurance coverage maintained by Buyer and Buyer’s Representatives shall be in the amount of One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) aggregate for injury to or death of one or more persons in an occurrence and for damage to tangible property (including loss of use) in an occurrence. The insurance coverage maintained by Buyer shall (a) name Seller and Seller’s property manager as additional insureds, and (b) contain a provision that “the insurance provided by Buyer hereunder shall be primary and non-contributing with any other insurance available to Seller.” Notwithstanding anything to the contrary contained in this Agreement, Buyer shall not be permitted to undertake any invasive, intrusive or destructive investigation, testing or study of the Property, including a “Phase II” environmental assessment, without in each instance first obtaining Seller’s written consent thereto, which consent Seller may give, withhold or condition in Seller’s sole and absolute discretion; provided that Buyer may perform customary testing for Radon at the Property in accordance with the terms of this Agreement. Prior to any entry onto the Property (and on each and every occasion), Buyer shall deliver to Seller prior written notice (which may be via email without requirement for secondary form of delivery), not less than twenty-four (24) hours prior to such entry, and Seller shall have the right to have a representative of Seller present to accompany Buyer or Buyer’s Representatives while any inspections, investigations, tests or studies of the Property are made or performed. If requested by Seller, Buyer shall provide Seller the identity of the company or party(s) who will perform such inspections, investigations, tests or studies and the proposed scope of the inspections, investigations, tests or studies. Buyer’s right of inspection hereunder shall be subject to the provisions of Section 4.6 of this Agreement. Notwithstanding anything to the contrary herein, in the event any environmental assessment of the Property obtained by Buyer after the Effective Date indicates a recognized environmental condition at the Property which was not disclosed to Buyer in any environmental report or otherwise prior to the Effective Date and which materially and adversely affects Buyer’s proposed use and development of the Property (an “Environmental Change”), Buyer shall have the right, by giving notice to Seller and the Escrow Holder on or prior to the Due Diligence Deadline, to terminate this Agreement in

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accordance with Section 4.2 hereof (provided that any such termination notice describes in reasonable detail and includes reasonable supporting documentation regarding the cause of such termination for such recognized environmental condition), in which case the Deposit (including the Option Money) shall be returned to Buyer.
4.1.3    Existing Property Documents. After Buyer has deposited the Initial Deposit into Escrow, Seller shall make available to Buyer and Buyer’s Representatives (which may be made available on an information website or other on-line site or at the Property), all materials, data and other information, if any, in the possession of Seller or Seller’s affiliates or property manager or leasing agent other than the Confidential Materials (as hereinafter defined) which relate exclusively to the Property, including any permits, approvals, entitlements, school impact mitigation agreements, and licenses, whether approved or in process, with any governmental authority correspondence with or notices from any governmental authorities, other development rights, studies (including all traffic, soils, geotechnical and environmental studies and reports), tests, surveys, reports, plans, agreements and authorizations relating to or affecting the Property, civil engineering, architectural and landscaping plans. Seller shall use commercially reasonable efforts to deliver such information via electronic format or on a website or other on-line site and to provide such information within two (2) Business Days following the Effective Date. Further Seller shall provide or make available to Buyer within two (2) days after the Effective Date, in accordance with the foregoing, the information set forth on Exhibit K to the extent in the possession or control of Seller and without any cost to Seller (all documents, instruments and information pertaining to the Property and the use, management, operation or leasing thereof that are provided by Seller to Buyer or made available to Buyer shall be hereinafter referred to as the “Seller Deliveries”). In no event shall Seller be required to prepare or obtain any information, report, document, survey, study, report or other item for Buyer not in Seller’s, its affiliates or property manager’s or leasing agent’s possession. The information made available to Buyer in the first sentence of this Section 4.1.3 may include the following: monthly operating statements (year-to-date and two-year historical); year-end financial statements, audited if available (past 2 years); general ledger (year-to-date and 2-year historical); and copies of all Leases (notwithstanding the foregoing, the Leases will not be delivered to Buyer, but may be reviewed and copied by Buyer at the property management office located at the Property, provided that upon Buyer’s request, Seller shall deliver to Buyer a sample set of no less than twenty percent (20%) of the Leases). Buyer acknowledges that much of the materials, data and other information which Seller may make available to Buyer or Buyer’s Representatives in connection with Buyer’s evaluation of the Property were prepared by third parties other than Seller and, in some instances, may have been prepared prior to Seller’s ownership of the Property. Seller makes no representation or warranty, and hereby expressly disclaims any representation or warranty, that any of the materials, data or other information previously or hereafter delivered or made available to Buyer or Buyer’s Representatives are true, accurate or complete except as expressly set forth in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Buyer or any of Buyer’s Representatives be permitted to review any of the following

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(collectively, the “Confidential Materials”): (i) any third party purchase inquiries or letters of intent relating to the purchase of the Property or correspondence and draft agreements with respect to the foregoing or any appraisals or any economic evaluations of the Property; (ii) Seller’s organizational documents; (iii) Seller’s or its property manager’s internal budgets, financial projections, cost-basis data, valuations, reports or correspondence; and (iv) any documents or materials that are subject to the attorney/client privilege, that constitute attorney work product, which are proprietary or that are the subject of a binding confidentiality obligation. Seller acknowledges and agrees that Buyer, in its sole and absolute discretion, and its Representatives may review and/or copy (at Buyer’s expense) at the Property during normal business hours all financial and other books and records relating solely to the Property, including without limitation the Seller Deliveries, but excluding the Confidential Materials.
4.1.4    Governmental Authority and Other Inquiries. After Buyer has deposited the Initial Deposit into Escrow and prior to the Closing Date or earlier termination of this Agreement, Buyer and Buyer’s Representatives shall have the right, as part of Buyer’s due diligence investigation, to contact governmental authorities or quasi-governmental authorities to request documents and records, including without limitation current and historical real estate tax assessment information, zoning/building code file review letter, and police and fire reports/incident history (collectively, “Document Requests”) (but not to have direct discussions relating specifically to the Property) and to make the inquiries and have the meetings set forth in clauses (a)-(c) of this Section 4.1.4 (each, an “Inquiry”), subject, in each case, to the other provisions of this Agreement. Before any Inquiry by Buyer or any of Buyer’s Representatives with any governmental authority, Buyer shall provide Seller not less than twenty-four (24) hours prior written notice (which may be by email) and Seller shall have the right (but not the obligation) to be present and otherwise participate in all such inquiries, contacts, interviews and meetings. Notwithstanding the foregoing, Buyer shall not (a) contact any consultant or other professional engaged by Seller or its representative that has been specifically identified in writing to Buyer as “prohibited from contact” without Seller’s express written consent (which shall not be unreasonably withheld), (b) contact any Governmental Entity having jurisdiction over the Property without Seller’s express written consent (which shall not be unreasonably withheld) other than Document Requests, or (c) contact any member or partner of Seller, any lender or servicer with respect to any loan to Seller, or any tenant, in each case without the prior written approval of Seller which may be given or withheld in Seller’s sole discretion. Consents under this Section may be given in writing or by e-mail (without requirement for secondary form of delivery) to Chris Brace (Telephone: (312) 466-3300; E-mail: brace@livcor.com).

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4.2    Buyer Termination Right. Prior to the expiration of the Due Diligence Deadline, if Buyer determines in Buyer’s sole and absolute discretion that the Property is not acceptable for any reason whatsoever (or for no reason), Buyer shall have the right to terminate this Agreement, in which event Buyer shall deliver to Seller and Escrow Holder a written notice that Buyer elects to terminate this Agreement. Buyer’s failure to terminate the Agreement in writing prior to the expiration of the Due Diligence Deadline shall be deemed to constitute Buyer’s waiver of such right of termination. If this Agreement is terminated by written notice to Seller and Escrow Holder delivered prior to the expiration of the Due Diligence Deadline, then (a) the Deposit (less the Option Money) shall be returned to Buyer and the Option Money shall be delivered to Seller, (b) Buyer shall return to Seller (or certify to Seller the destruction of) any and all materials, data and other information relating to the Property given to Buyer by or on behalf of Seller, and (c) thereafter neither party shall have any further rights or obligations under this Agreement except for the Surviving Obligations. The provisions of this Section 4.2 shall survive the Closing and any termination of this Agreement.
4.3    Closing Conditions.
4.3.1    Buyer’s Closing Conditions. Buyer’s obligation to consummate the purchase of the Property is conditioned upon the satisfaction or waiver by Buyer on or prior to the Closing Date of the following conditions (collectively, the “Buyer’s Closing Conditions”):
(a)    Seller’s Obligations. Seller shall have performed all of Seller’s material obligations under this Agreement, Seller shall have delivered into Escrow by 2:00 p.m. Central Time on the Business Day immediately prior to the Closing Date all of the Closing Documents that Seller is a party to (including the Closing Statement) and shall have delivered to Buyer and Escrow Holder all information necessary to calculate prorations by 5:00 p.m. Central Time on the date that is two (2) Business Days prior to the Closing Date, and all of Seller’s representations and warranties contained herein shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, subject to Seller’s right to update the representations and warranties as expressly provided in Sections 9.1.7, 9.1.8 and 9.1.9 of this Agreement.

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(b)    Delivery of Title Policy. At the Closing, the Title Company shall be irrevocably and unconditionally (except for receipt of payment of the premium therefor) committed to issue to Buyer a standard form of Owner’s Policy of Title Insurance issued by the Title Company in the State of Georgia in the amount of the Purchase Price insuring fee title is vested in Buyer for the Property, subject only to the Permitted Encumbrances and otherwise in accordance with Section 4.1.1 (the “Title Policy”). Buyer may request the Title Policy to be issued as an extended coverage policy and/or to have additional endorsements; however, except with respect to those Permitted Encumbrances described in subclause (h) of the definition thereof, Buyer shall be responsible to satisfy, at Buyer’s sole cost, any additional requirements of Title Company to issue such extended coverage or endorsements (including, but not limited to, a current survey or that the survey exception be limited to shortages in area), and Title Company’s commitment to issue such extended coverage and endorsements shall not be a Buyer’s Closing Condition.
(c)    Order or Injunction. No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Property or the consummation of any other transaction contemplated hereby.
(d)    No Action. No action, suit or other proceeding shall be pending which shall have been brought by a person or entity to restrain, prohibit or change in any material respect the transactions contemplated under this Agreement.
4.3.2    Seller’s Closing Conditions. Seller’s obligation to consummate the sale of the Property is conditioned upon the satisfaction or Seller’s waiver on or prior to the Closing Date of the following conditions (collectively, the “Seller’s Closing Conditions”):
(a)    Delivery of Purchase Price. By 11:00 a.m. Central Time on the Closing Date, Buyer shall deliver into Escrow (for payment to Seller), by wire transfer of immediately available funds, the balance of the Purchase Price remaining after (i) deduction for the Deposit and (ii) the adjustments and prorations provided for in this Agreement.
(b)    Buyer’s Obligations. Buyer shall have performed all of Buyer’s material obligations under this Agreement, Buyer shall have delivered into Escrow all of the Closing Documents that Buyer is a party to (including the Closing Statement) and all of Buyer’s representations and warranties contained herein shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date.

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(c)    Order or Injunction. No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Property or the consummation of any other transaction contemplated hereby.
(d)    No Action. No action, suit or other proceeding shall be pending which shall have been brought by a person or entity to restrain, prohibit or change in any material respect the transactions contemplated under this Agreement.
(e)    Lender Consent. “Lender Consent” (as defined herein) shall have been received prior to the Lender Consent Deadline (as the same may be extended as provided in this Agreement).
4.4    Failure of Buyer’s Closing Conditions. If any of the Buyer’s Closing Conditions are not satisfied or expressly waived in writing by Buyer (or deemed waived by Buyer as provided herein) on or before the Closing Date, then Buyer may elect, in Buyer’s sole and absolute discretion, to terminate this Agreement by delivering written notice to Seller and Escrow Holder. If Buyer elects to terminate this Agreement either (1) due to the failure of a Buyer’s Closing Condition OTHER THAN, with respect to Subsections 4.3.1(c) or (d), to the extent an order, injunction or proceeding is against or due to the actions or inactions of Buyer, or (2) with respect to a New Title Matter which has not been approved, deemed approved or waived by Buyer, then (a) the Deposit (to the extent made (but not the Independent Consideration)) shall be returned to Buyer, (b) Seller shall pay any escrow and title cancellation fees and charges, (c) Buyer shall return to Seller (or certify to Seller the destruction of) any and all materials, data and other information relating to the Property given to Buyer by or on behalf of Seller, including the Seller Deliveries, and (d) thereafter neither party shall have any further rights or obligations under this Agreement except for the Surviving Obligations. Nothing contained herein shall be deemed or construed to waive any of the Buyer’s remedies under Section 5.2 of this Agreement if any Buyer’s Closing Condition is not satisfied due to a breach by Seller under this Agreement. This Section 4.4 shall survive any such termination of this Agreement.
4.5    Failure of Seller’s Closing Conditions. If any of the Seller’s Closing Conditions are not satisfied or expressly waived in writing by Seller on or prior to the Closing Date, Seller may elect, in Seller’s sole and absolute discretion, to terminate this Agreement by delivering written notice to Buyer and Escrow Holder. If Seller elects to terminate this Agreement due to the failure of a Seller’s Closing Condition OTHER THAN, with respect to Subsections 4.3.2(c) or (d), to the extent an order, injunction or proceeding is against or due to the actions or inactions of Seller, then (a) Seller may retain the Independent Consideration and the Deposit, to the extent made, as liquidated damages as provided in Section 5.1 below as its sole and exclusive remedy, (b) Buyer shall pay any escrow and title cancellation fees and charges, (c) Buyer shall return to Seller (or

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certify to Seller the destruction of) any and all materials, data and other information relating to the Property given to Buyer by or on behalf of Seller, including the Seller Deliveries, and (d) thereafter neither party shall have any further rights or obligations under this Agreement except for the Surviving Obligations. Nothing contained herein shall be deemed or construed to relieve Buyer of any liability or waive any of Seller’s remedies hereunder if any Seller’s Closing Condition is not satisfied due to a breach by Buyer under this Agreement. This Section 4.5 shall survive any such termination of this Agreement.
4.6    Investigations, Obligations and Indemnity.
4.6.1    Inspection Obligations. Buyer agrees that when entering the Real Property and conducting any investigations, inspections, tests, studies and reviews of the Property, Buyer and Buyer’s Representatives shall be obligated to use commercially reasonable efforts: (a) not unreasonably interfere with the operation, use and maintenance of the Property by Seller and/or any tenant of the Property; (b) not damage any part of the Property; (c) not injure or otherwise cause bodily harm to Seller or any other third party; (d) promptly pay when due the costs of all inspections, tests, investigations, studies and examinations done by Buyer or Buyer’s Representatives with regard to the Property; and (e) not permit any liens to attach to the Property by reason of the inspections, tests, investigations, studies and examinations performed by Buyer and Buyer’s Representatives and promptly remove or cause to be removed (by bonding or otherwise) any such liens which attach to the Property.
4.6.2    Buyer’s Indemnity. Buyer shall keep the Property free from all liens by reason of the inspections, tests, investigations, studies and examinations performed by Buyer and Buyer’s Representatives, except to the extent arising out of the gross negligence or willful misconduct of Seller, Seller’s Related Parties, or any contractors, representatives or agents of any of the forgoing, and shall indemnify, defend (with counsel reasonably satisfactory to Seller), protect, and hold Seller, Seller’s affiliates and shareholders and each of their partners, members, managers, directors, officers, trustees, beneficiaries, employees, representatives, agents, attorneys, lenders, related and affiliated entities, heirs, successors and assigns (collectively, the “Seller Released Parties”) harmless from and against any and all claims, demands, liabilities, judgments, penalties, losses, costs, damages and expenses (including reasonable attorneys’ and experts’ fees and costs but expressly excluding punitive, special, consequential or incidental damages) with respect to any breach of Section 4.6.1 above or otherwise relating to or arising in any manner whatsoever from any studies, evaluations, inspections, investigations or tests made by Buyer or Buyer’s Representatives relating to or in connection with the Property or entries by Buyer or Buyer’s Representatives in, on or about the Property; provided, however, that Buyer shall not be responsible for any losses or expenses resulting from the discovery of adverse information relating to the Property, except to the extent Buyer exacerbates a pre-existing condition at the Property. Notwithstanding any provision to the contrary in this Agreement, the indemnity obligations of Buyer

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under this Agreement shall survive the earlier to occur of (i) any termination of this Agreement and (ii) the Closing and shall not merge into the Deed and any other documents or instruments delivered at Closing, for a period of (a) nine (9) months with respect to any claim of Seller or any Seller Released Party unrelated to a claim of a third party unaffiliated with Seller or any Seller Released Parties, or any claim of Seller or any Seller Released Party relating to a claim made by a third party unaffiliated with Seller or any Seller Released Parties of which Seller (or such Seller Released Party) first becomes aware prior to the expiration of said nine month period, or (b) one (1) year with respect to any claim of Seller or any Seller Released Party relating to a claim made by a third party unaffiliated with Seller or any Seller Released Party of which Seller or such Seller Released Party first becomes aware after the expiration of said nine month period; provided however that if Seller or such Seller Released Party shall have provided written notice to Buyer with reasonable detail of a specified claim that Buyer is responsible for hereunder within the applicable period, then such period shall be extended until such claim is resolved. Without limiting the foregoing indemnity, if there is any damage to the Property caused by Buyer’s and/or Buyer’s Representatives’ entry in or on the Property, Buyer shall, promptly following the request of Seller, repair such damage, to the extent permitted by law and subject to de minimis differences from the immediately prior condition of the Property reasonably approved by Seller.
5.    Remedies/Liquidated Damages.
5.1    Buyer’s Default. IF THE CLOSING UNDER THIS AGREEMENT FAILS TO OCCUR BY REASON OF A MATERIAL BREACH BY BUYER UNDER THIS AGREEMENT OR A FAILURE OF A SELLER CONDITION TO CLOSE AS PROVIDED IN SECTION 4.3.2 ABOVE (OTHER THAN A FAILURE OF ANY CONDITION SET FORTH IN SUBSECTIONS 4.3.2(C) OR (D) THAT IS NOT CAUSED BY BUYER) (AND BUYER DOES NOT CURE SUCH MATERIAL DEFAULT, BREACH OR FAILURE OF CONDITION WITHIN FIVE (5) DAYS FOLLOWING NOTICE THEREOF FROM SELLER, EXCEPT NO NOTICE OR

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CURE PERIOD SHALL APPLY IF BUYER FAILS TO DELIVER THE CLOSING DOCUMENTS TO WHICH IT IS A PARTY OR THE PURCHASE PRICE ON THE CLOSING DATE) OR IF THE LENDER CONSENT IS NOT RECEIVED BEFORE THE LENDER CONSENT DEADLINE AS PROVIDED IN SECTION 6.2.3(f), AT THE WRITTEN ELECTION OF SELLER TO BUYER AND ESCROW HOLDER, THIS AGREEMENT SHALL BE TERMINATED, BUYER SHALL COMPLY WITH THE PROVISIONS OF CLAUSES (b) AND (c) of SECTION 4.5 ABOVE AND SELLER SHALL BE ENTITLED TO RETAIN ALL OF THE DEPOSIT TO THE EXTENT MADE HEREUNDER, AS LIQUIDATED DAMAGES AS ITS SOLE AND EXCLUSIVE REMEDY (AS PERMITTED BY THE OFFICIAL CODE OF GEORGIA ANNOTATED ("O.C.G.A.") §13-6-7). BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICAL AND/OR EXTREMELY DIFFICULT TO FIX OR ESTABLISH THE ACTUAL DAMAGE SUSTAINED BY SELLER AS A RESULT OF SUCH DEFAULT BY BUYER, AND AGREE THAT THE PAYMENT OF THE DEPOSIT TO SELLER IS A REASONABLE APPROXIMATION THEREOF. SELLER HEREBY WAIVES ALL OTHER REMEDIES AGAINST BUYER WHICH SELLER MIGHT OTHERWISE HAVE AT LAW OR IN EQUITY BY REASON OF SUCH DEFAULT BY BUYER; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT LIMIT (A) THE PROVISIONS OF SECTION 20 OF THIS AGREEMENT, (B) INJUNCTIVE RELIEF DUE TO BUYER'S BREACH OF BUYER'S OBLIGATIONS UNDER SECTION 15 OR SECTION 19 BELOW, (C) SELLER'S RIGHT TO PURSUE ANY AND ALL REMEDIES AVAILABLE AT LAW OR IN EQUITY IN THE EVENT THAT FOLLOWING ANY TERMINATION OF THIS AGREEMENT, BUYER OR ANY AFFILIATE OR REPRESENTATIVE THEREOF ASSERTS ANY CLAIMS OR RIGHT TO THE PROPERTY THAT WOULD OTHERWISE DELAY OR PREVENT SELLER FROM HAVING CLEAR, INDEFEASIBLE AND MARKETABLE TITLE TO THE PROPERTY, OTHER THAN A SELLER BREACH OF ITS OBLIGATION TO SELL THE PROPERTY TO BUYER ON THE CLOSING DATE IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT OR WRONGFUL TERMINATION BY SELLER OF THIS AGREEMENT IN BREACH OF THE TERMS HEREOF OR (D) THE ABILITY AND RIGHT OF SELLER TO ENFORCE THE SURVIVING OBLIGATIONS. WITHOUT LIMITING THE FOREGOING, THIS LIQUIDATED DAMAGES PROVISION SHALL NOT LIQUIDATE OR LIMIT BUYER'S LIABILITY FOR ANY OF BUYER'S INDEMNITIES SET FORTH IN THIS AGREEMENT THAT EXPRESSLY SURVIVE TERMINATION. THE PAYMENT TO SELLER OF THE DEPOSIT THEN HELD BY ESCROW HOLDER AS LIQUIDATED DAMAGES IS NOT INTENDED TO BE A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO APPLICABLE LAWS. THE PROVISIONS OF THIS SECTION 5.1 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

SELLER'S INITIALS: MP	**BUYER'S INITIALS:** ______

5.2 Seller's Default. IF THE CLOSING UNDER THIS AGREEMENT FAILS TO OCCUR BY REASON OF A MATERIAL DEFAULT BY SELLER UNDER THIS AGREEMENT, OR SELLER OTHERWISE MATERIALLY DEFAULTS ON ITS OBLIGATIONS HEREUNDER AT OR PRIOR TO CLOSING, OR IF PRIOR TO CLOSING ANY ONE OR MORE OF SELLER'S REPRESENTATIONS OR WARRANTIES ARE BREACHED IN ANY MATERIAL RESPECT (AND SELLER DOES NOT CURE SUCH MATERIAL DEFAULT OR BREACH WITHIN FIVE (5) DAYS FOLLOWING NOTICE THEREOF FROM BUYER,

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CURE PERIOD SHALL APPLY IF BUYER FAILS TO DELIVER THE CLOSING DOCUMENTS TO WHICH IT IS A PARTY OR THE PURCHASE PRICE ON THE CLOSING DATE) OR IF THE LENDER CONSENT IS NOT RECEIVED BEFORE THE LENDER CONSENT DEADLINE AS PROVIDED IN SECTION 6.2.3(f), AT THE WRITTEN ELECTION OF SELLER TO BUYER AND ESCROW HOLDER, THIS AGREEMENT SHALL BE TERMINATED, BUYER SHALL COMPLY WITH THE PROVISIONS OF CLAUSES (b) AND (c) of SECTION 4.5 ABOVE AND SELLER SHALL BE ENTITLED TO RETAIN ALL OF THE DEPOSIT TO THE EXTENT MADE HEREUNDER, AS LIQUIDATED DAMAGES AS ITS SOLE AND EXCLUSIVE REMEDY (AS PERMITTED BY THE OFFICIAL CODE OF GEORGIA ANNOTATED ("O.C.G.A.") §13-6-7). BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICAL AND/OR EXTREMELY DIFFICULT TO FIX OR ESTABLISH THE ACTUAL DAMAGE SUSTAINED BY SELLER AS A RESULT OF SUCH DEFAULT BY BUYER, AND AGREE THAT THE PAYMENT OF THE DEPOSIT TO SELLER IS A REASONABLE APPROXIMATION THEREOF. SELLER HEREBY WAIVES ALL OTHER REMEDIES AGAINST BUYER WHICH SELLER MIGHT OTHERWISE HAVE AT LAW OR IN EQUITY BY REASON OF SUCH DEFAULT BY BUYER; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT LIMIT (A) THE PROVISIONS OF SECTION 20 OF THIS AGREEMENT, (B) INJUNCTIVE RELIEF DUE TO BUYER'S BREACH OF BUYER'S OBLIGATIONS UNDER SECTION 15 OR SECTION 19 BELOW, (C) SELLER'S RIGHT TO PURSUE ANY AND ALL REMEDIES AVAILABLE AT LAW OR IN EQUITY IN THE EVENT THAT FOLLOWING ANY TERMINATION OF THIS AGREEMENT, BUYER OR ANY AFFILIATE OR REPRESENTATIVE THEREOF ASSERTS ANY CLAIMS OR RIGHT TO THE PROPERTY THAT WOULD OTHERWISE DELAY OR PREVENT SELLER FROM HAVING CLEAR, INDEFEASIBLE AND MARKETABLE TITLE TO THE PROPERTY, OTHER THAN A SELLER BREACH OF ITS OBLIGATION TO SELL THE PROPERTY TO BUYER ON THE CLOSING DATE IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT OR WRONGFUL TERMINATION BY SELLER OF THIS AGREEMENT IN BREACH OF THE TERMS HEREOF OR (D) THE ABILITY AND RIGHT OF SELLER TO ENFORCE THE SURVIVING OBLIGATIONS. WITHOUT LIMITING THE FOREGOING, THIS LIQUIDATED DAMAGES PROVISION SHALL NOT LIQUIDATE OR LIMIT BUYER'S LIABILITY FOR ANY OF BUYER'S INDEMNITIES SET FORTH IN THIS AGREEMENT THAT EXPRESSLY SURVIVE TERMINATION. THE PAYMENT TO SELLER OF THE DEPOSIT THEN HELD BY ESCROW HOLDER AS LIQUIDATED DAMAGES IS NOT INTENDED TO BE A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO APPLICABLE LAWS. THE PROVISIONS OF THIS SECTION 5.1 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

SELLER'S INITIALS: _______	**BUYER'S INITIALS:** _______

5.2 Seller's Default. IF THE CLOSING UNDER THIS AGREEMENT FAILS TO OCCUR BY REASON OF A MATERIAL DEFAULT BY SELLER UNDER THIS AGREEMENT, OR SELLER OTHERWISE MATERIALLY DEFAULTS ON ITS OBLIGATIONS HEREUNDER AT OR PRIOR TO CLOSING, OR IF PRIOR TO CLOSING ANY ONE OR MORE OF SELLER'S REPRESENTATIONS OR WARRANTIES ARE BREACHED IN ANY MATERIAL RESPECT (AND SELLER DOES NOT CURE SUCH MATERIAL DEFAULT OR BREACH WITHIN FIVE (5) DAYS FOLLOWING NOTICE THEREOF FROM BUYER,

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EXCEPT NO NOTICE OR CURE PERIOD SHALL APPLY IF SELLER FAILS TO DELIVER THE CLOSING DOCUMENTS ON THE CLOSING DATE), BUYER SHALL BE RELEASED FROM BUYER'S OBLIGATION TO PURCHASE THE PROPERTY FROM SELLER, AND BUYER MAY ELECT, AS BUYER'S SOLE AND EXCLUSIVE REMEDY, TO EITHER (A) TERMINATE THIS AGREEMENT AND HAVE THE DEPOSIT TO THE EXTENT MADE (BUT NOT THE INDEPENDENT CONSIDERATION) RETURNED TO BUYER, WITH SELLER PAYING FOR ALL ESCROW CANCELLATION COSTS AND, IF AND ONLY IF SUCH DEFAULT IS A WILLFUL AND INTENTIONAL MATERIAL DEFAULT BY SELLER, THEN SELLER SHALL REIMBURSE BUYER FOR ANY AND ALL BUYER'S COSTS (AS HEREINAFTER DEFINED) ACTUALLY INCURRED AS OF THE DATE OF SUCH TERMINATION UP TO A MAXIMUM AMOUNT OF $75,000 OR (B) BRING A SUIT FOR SPECIFIC PERFORMANCE PROVIDED THAT ANY SUIT FOR SPECIFIC PERFORMANCE MUST BE BROUGHT ON OR BEFORE FORTY-FIVE (45) DAYS AFTER THE CLOSING DATE; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT LIMIT (1) THE PROVISIONS OF SECTION 20 OF THIS AGREEMENT OR (2) THE ABILITY AND RIGHT OF BUYER TO ENFORCE THE SURVIVING OBLIGATIONS. SHOULD BUYER ELECT THE REMEDY IN SECTION 5.2(A) ABOVE, THEN UPON THE TERMINATION, BUYER SHALL PROMPTLY RETURN TO SELLER (OR CERTIFY TO SELLER THE DESTRUCTION OF) ANY MATERIALS, DATA AND OTHER INFORMATION DELIVERED BY OR ON BEHALF OF SELLER TO BUYER, AND THEREAFTER NEITHER PARTY SHALL HAVE ANY OBLIGATIONS OR LIABILITY UNDER THIS AGREEMENT OTHER THAN THE SURVIVING OBLIGATIONS. BUYER AGREES TO, AND DOES HEREBY, WAIVE ALL OTHER REMEDIES AGAINST SELLER WHICH BUYER MIGHT OTHERWISE HAVE AT LAW OR IN EQUITY BY REASON OF SUCH BREACH BY SELLER. FOR PURPOSES OF THIS AGREEMENT, **"BUYER'S COSTS"** SHALL MEAN THE ACTUAL OUT-OF-POCKET EXPENSES INCURRED BY BUYER AND PAID (A) TO BUYER'S ATTORNEYS (INCLUDING IN-HOUSE ATTORNEYS) IN CONNECTION WITH THE NEGOTIATION OF THIS AGREEMENT OR THE PROPOSED PURCHASE OF THE PROPERTY, (B) TO THIRD PARTY CONSULTANTS IN CONNECTION WITH THE PERFORMANCE OF EXAMINATIONS, INSPECTIONS AND/OR INVESTIGATIONS PURSUANT TO SECTION 4 AND (C) TO ANY POTENTIAL LENDER IN CONNECTION WITH ANY PROPOSED FINANCING OF THE PROPERTY. THE PROVISIONS OF THIS SECTION 5.2 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT FOR A PERIOD OF NINE (9) MONTHS.

SELLER'S INITIALS: MP	**BUYER'S INITIALS:** ______

6. Closing and Escrow.

6.1 Escrow Instructions. Upon execution of this Agreement by both Buyer and Seller, the parties hereto shall open an escrow with Escrow Holder (the "**Escrow**") by depositing a fully-executed counterpart of this Agreement with Escrow Holder. This Agreement shall serve as the instructions to Escrow Holder for consummation of the purchase and sale contemplated by this Agreement and the other transactions hereunder. The parties acknowledge that the Escrow Holder is acting solely as a stakeholder at their request and for their convenience, that the Escrow Holder shall

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EXCEPT NO NOTICE OR CURE PERIOD SHALL APPLY IF SELLER FAILS TO DELIVER THE CLOSING DOCUMENTS ON THE CLOSING DATE), BUYER SHALL BE RELEASED FROM BUYER'S OBLIGATION TO PURCHASE THE PROPERTY FROM SELLER, AND BUYER MAY ELECT, AS BUYER'S SOLE AND EXCLUSIVE REMEDY, TO EITHER (A) TERMINATE THIS AGREEMENT AND HAVE THE DEPOSIT TO THE EXTENT MADE (BUT NOT THE INDEPENDENT CONSIDERATION) RETURNED TO BUYER, WITH SELLER PAYING FOR ALL ESCROW CANCELLATION COSTS AND, IF AND ONLY IF SUCH DEFAULT IS A WILLFUL AND INTENTIONAL MATERIAL DEFAULT BY SELLER, THEN SELLER SHALL REIMBURSE BUYER FOR ANY AND ALL BUYER'S COSTS (AS HEREINAFTER DEFINED) ACTUALLY INCURRED AS OF THE DATE OF SUCH TERMINATION UP TO A MAXIMUM AMOUNT OF $75,000 OR (B) BRING A SUIT FOR SPECIFIC PERFORMANCE PROVIDED THAT ANY SUIT FOR SPECIFIC PERFORMANCE MUST BE BROUGHT ON OR BEFORE FORTY-FIVE (45) DAYS AFTER THE CLOSING DATE; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT LIMIT (1) THE PROVISIONS OF SECTION 20 OF THIS AGREEMENT OR (2) THE ABILITY AND RIGHT OF BUYER TO ENFORCE THE SURVIVING OBLIGATIONS. SHOULD BUYER ELECT THE REMEDY IN SECTION 5.2(A) ABOVE, THEN UPON THE TERMINATION, BUYER SHALL PROMPTLY RETURN TO SELLER (OR CERTIFY TO SELLER THE DESTRUCTION OF) ANY MATERIALS, DATA AND OTHER INFORMATION DELIVERED BY OR ON BEHALF OF SELLER TO BUYER, AND THEREAFTER NEITHER PARTY SHALL HAVE ANY OBLIGATIONS OR LIABILITY UNDER THIS AGREEMENT OTHER THAN THE SURVIVING OBLIGATIONS. BUYER AGREES TO, AND DOES HEREBY, WAIVE ALL OTHER REMEDIES AGAINST SELLER WHICH BUYER MIGHT OTHERWISE HAVE AT LAW OR IN EQUITY BY REASON OF SUCH BREACH BY SELLER. FOR PURPOSES OF THIS AGREEMENT, "**BUYER'S COSTS**" SHALL MEAN THE ACTUAL OUT-OF-POCKET EXPENSES INCURRED BY BUYER AND PAID (A) TO BUYER'S ATTORNEYS (INCLUDING IN-HOUSE ATTORNEYS) IN CONNECTION WITH THE NEGOTIATION OF THIS AGREEMENT OR THE PROPOSED PURCHASE OF THE PROPERTY, (B) TO THIRD PARTY CONSULTANTS IN CONNECTION WITH THE PERFORMANCE OF EXAMINATIONS, INSPECTIONS AND/OR INVESTIGATIONS PURSUANT TO SECTION 4 AND (C) TO ANY POTENTIAL LENDER IN CONNECTION WITH ANY PROPOSED FINANCING OF THE PROPERTY. THE PROVISIONS OF THIS SECTION 5.2 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT FOR A PERIOD OF NINE (9) MONTHS.

SELLER'S INITIALS: ________	**BUYER'S INITIALS:** ________

6. Closing and Escrow.

6.1 Escrow Instructions. Upon execution of this Agreement by both Buyer and Seller, the parties hereto shall open an escrow with Escrow Holder (the "**Escrow**") by depositing a fully-executed counterpart of this Agreement with Escrow Holder. This Agreement shall serve as the instructions to Escrow Holder for consummation of the purchase and sale contemplated by this Agreement and the other transactions hereunder. The parties acknowledge that the Escrow Holder is acting solely as a stakeholder at their request and for their convenience, that the Escrow Holder shall

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not be deemed to be the agent of either of the parties, and the Escrow Holder shall not be liable to either of the parties for any act or omission on its part, other than for its gross negligence or willful misconduct. The Seller and the Buyer shall jointly and severally indemnify and hold the Escrow Holder harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees and disbursements, incurred in connection with the performance of the Escrow Holder’s duties hereunder. The Escrow Holder shall not be liable to either of the parties: (i) for levies by taxing authorities based upon the taxpayer identification number used to establish the escrow account for the Deposit, and (ii) in the event of failure, insolvency, or inability of the depositary bank to pay the Deposit, or accrued interest upon demand for withdrawal. Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be necessary to enable the Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any such additional or supplementary escrow instructions, the terms of this Agreement shall control.

6.2    Closing and Close of Escrow; Loan Assumption.
6.2.1    Closing. As used in this Agreement, the “Closing” shall mean the consummation of the purchase and sale transaction contemplated by this Agreement, as evidenced by the submission to the Title Company and release from escrow of the Deed for recordation in the applicable Official Records of the County in which the Real Property is located (the “Official Records”) and the disbursement of the proceeds of the Purchase Price (as adjusted in accordance with the terms of this Agreement) by Escrow Holder to Seller. The Closing shall occur on the Closing Date in Escrow through Escrow Holder. Each party shall timely deposit with Escrow Holder when required under this Agreement the funds, documents and supplementary written escrow instructions required by this Agreement in order to consummate the Closing of the sale and transfer of the Property in accordance with this Agreement.

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6.2.2    Closing Date. As used in this Agreement, “Closing Date” means the first Business Day that is not less than fifteen (15) days after the date of expiration of the Lender Consent Deadline unless otherwise agreed to in writing by both Buyer and Seller; provided that, if and only if the Lender Consent shall not have been received prior to the Lender Consent Deadline, then Buyer shall have the right to extend the Lender Consent Deadline one (1) time for a period of up to thirty (30) days, upon Buyer’s satisfaction of the following conditions precedent to such extension: (a) Buyer shall have given Seller and Escrow Holder written notice of Buyer’s election to so extend the Lender Consent Deadline (the “Extension Notice”) not later than 5:00 p.m. Central time on the date that is one (1) Business Day after the date of the originally-scheduled Lender Consent Deadline, which notice shall identify the exact date to which the Lender Consent Deadline is being extended; and (b) Buyer shall have delivered the Extension Deposit to Escrow Holder by wire transfer of immediately available funds within one (1) Business Day after Buyer’s delivery of the Extension Notice. Upon Escrow Holder’s receipt of the Extension Deposit, the Extension Deposit shall become a portion of the Deposit and shall be nonrefundable to Buyer except as otherwise expressly provided in this Agreement. Time is of the essence with respect to such Closing Date.
6.2.3    Loan Assumption Process and Terms. In connection with the Loan Assumption, Buyer and Seller hereby agree as follows:
(a)    Within one (1) Business Day after the Effective Date, Seller shall request and diligently pursue from Existing Lender a loan assumption application for the transfer and assumption of the Existing Loan in the form required by the Existing Lender or its servicer (the “Loan Assumption Application”). Promptly upon receipt of the Loan Assumption Application, Seller shall deliver the Loan Assumption Application to Buyer. Within ten (10) days after the date that Seller shall have delivered to Buyer the Loan Assumption Application, Buyer shall deliver a completed Loan Assumption Application to the Existing Lender or such servicer, together with all other information and underlying documentation reasonably required by Existing Lender or its servicer pursuant to such Loan Assumption Application including financial statements of Buyer, its principals and any "Substitute Liable Parties" (defined below), but excluding any third party reports (including, without limitation, an ALTA survey) required by Existing Lender that have not been received by Buyer as of such date, which reports shall be promptly submitted to Existing Lender upon Buyer’s receipt thereof. On a date that is no earlier than five (5) Business Days, and not later than one (1) Business Day, prior to the Due Diligence Deadline, each of Buyer and Seller shall deliver written notice to the other whether it has agreed with Existing Lender upon the final forms of documents it intends to execute at Closing in order to effectuate the Loan Assumption. Prior to the Closing Date, Seller shall (a) reasonably cooperate with Buyer in good faith, at no material out-of-pocket cost to Seller and without subjecting Seller or its affiliates to any additional liability, in connection the Loan Assumption, and (b) promptly provide any information and/or documentation regarding the same that Existing Lender under the terms of the Existing Loan Documents may reasonably request. Without limitation on the foregoing, prior to the Lender

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Consent Deadline: (a) Buyer shall use commercially reasonable efforts to satisfy any rating agency requirements, including receipt of confirmation from the applicable rating agencies (to the extent required by Existing Lender) that the assumption of the Existing Loan by Buyer will not result in an adverse change in the rating of any securities issued in connection with the Existing Loan; (b) Buyer may be required to (and shall, if required) provide a non-consolidation opinion and satisfy commercially reasonable special purpose entity and non-consolidation requirements; (c) Buyer shall use commercially reasonable efforts to satisfy any Existing Lender requirements which are usual and customary, and shall satisfy all conditions thereto; (d) Buyer’s designee, its principals and its affiliates as Existing Lender may request and as may be approved by Buyer (the "Substitute Liable Parties") shall execute and deliver such documents as Existing Lender may reasonably request including certificates, assumption agreements and agreements similar to each existing guaranty or environmental indemnity described in the Existing Loan Documents Schedule; and (e) Buyer shall not itself require any material modifications to the Existing Loan Documents other than those modifications to the Existing Loan Documents that Buyer and its affiliates customarily receive in connection with other Fannie Mae loan assumptions.
(b)    Prior to the Lender Consent Deadline, Buyer shall diligently pursue the written consent of Existing Lender to the Loan Assumption and any other required parties necessary to consummate the sale and loan assumption transactions contemplated herein (the “Lender Consent”) under terms that: (i) are consistent with the existing terms of the Existing Loan Documents other than those modifications to the Existing Loan Documents that Buyer and its affiliates customarily receive in connection with other Fannie Mae loan assumptions; (ii) do not impose on Buyer any material obligations or liabilities in excess of those under the Existing Loan Documents; and (iii) do not impose on Buyer any material adverse change in the terms of the Existing Loan.
(c)    Buyer shall be responsible for and promptly pay any and all fees and reimbursements (including Existing Lender's or its servicer's attorneys' fees, title insurance premiums, documentation costs and fees associated with Existing Lender's underwriting of Buyer) and expenses and charges required in connection with the Loan Assumption and which are paid or payable to Existing Lender or any rating agencies in connection with the assumption or the negotiation or entering into of the Loan Assumption documents, including the nonrefundable loan assumption/transfer application fee, regardless of whether this Agreement is terminated or the Loan Assumption is consummated. Seller shall be responsible for its own attorneys' fees related to the Loan Assumption. Notwithstanding the foregoing, neither Seller nor Buyer shall be required to pay down any outstanding amount of the Existing Loan as a condition to the consummation of the Loan Assumption.

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(d)    At the Closing, Seller shall assign to Buyer (if and to the extent assignable) and receive a credit for the then current balances held in escrow by or on behalf of Existing Lender, which may include escrows for taxes, insurance, replacement reserves, operating deficits and/or working capital reserves in connection with the Existing Loan.
(e)    Prior to the Lender Consent Deadline and thereafter at Seller's request, the parties shall use commercially reasonable efforts to cause Seller and any named affiliate that is an obligor with respect to the Existing Loan Documents to be released from all obligations and liabilities under the Existing Loan Documents first arising after the Closing Date by obtaining a release reasonably satisfactory to Seller; provided that Seller shall accept the form of release that Seller and its affiliates customarily obtain in other Fannie Mae loan assumptions. Receipt of such release at or prior to the Closing shall be a condition precedent to Seller's obligation to close the transaction contemplated hereby. If such condition is not satisfied or waived in writing by Seller in its sole discretion, then this Agreement shall terminate, in which event the Deposit less the Option Money shall be returned to Buyer and the Option Money shall be delivered to Seller.
(f)    A portion of the Purchase Price for the Property equal to the outstanding principal balance of the Existing Loan on the Closing Date shall be deemed paid at Closing by Buyer's assumption (the “Loan Assumption”) of the borrower's obligations under the Existing Loan Documents. Notwithstanding anything to the contrary herein, if the Lender Consent is not received before the Lender Consent Deadline (as the same may be extended as provided in this Agreement), then this Agreement shall terminate, in which event Seller shall receive and retain the Deposit as liquidated damages pursuant to Section 5.1 above.
(g)    In the event Existing Lender notifies Seller or Buyer in writing (which notice shall promptly be delivered to the other party hereto) prior to the Lender Consent Deadline that it will not consummate the Loan Assumption at Closing due to a default by Seller (or any of Seller’s affiliates that are a party to any of the Existing Loan Documents) occurring under the Existing Loan Documents and (a) such default is not cured prior to the Lender Consent Deadline, or (b) if such default is cured prior to the Lender Consent Deadline, Existing Lender subsequently notifies Seller or Buyer in writing prior to the Lender Consent Deadline that Existing Lender will not consummate the Loan Assumption at Closing because of such prior default, then this Agreement shall terminate, in which event (1) the Deposit (including the Option Money) shall be promptly returned to Buyer, and (2) Seller shall promptly reimburse Buyer for the amount of Buyer’s actual third party out-of-pockets costs as evidenced by receipts and/or invoices, in connection with Buyer’s due diligence hereunder (including, without limitation, reasonable attorney’s fees) in an amount not to exceed Seventy-Five Thousand Dollars ($75,000), provided that the foregoing shall be the sole and exclusive remedy of Buyer and Buyer shall have no further action under Section 9.1 below or otherwise.

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6.2.4    Demand. If either party makes a written demand upon the Escrow Holder for payment of the Deposit, the Escrow Holder shall, within 24 hours give written notice to the other party of such demand. If the Escrow Holder does not receive a written objection within five Business Days after the giving of such notice, the Escrow Holder is hereby authorized to make such payment; provided, however, that the foregoing shall not apply with respect to any written demand by Seller for delivery of the Option Money for which no notice from Escrow Holder to Buyer shall be required or delay in or objection to the prompt release thereof to Seller shall be permitted. If the Escrow Holder does receive such written objection within such five Business Day period or if for any other reason the Escrow Holder in good faith shall elect not to make such payment, the Escrow Holder shall continue to hold the Deposit until otherwise directed by joint written instructions from the parties to this Agreement or a final judgment of a court of competent jurisdiction. The Escrow Holder shall give written notice of such deposit to the Seller and the Buyer. Upon such deposit, the Escrow Holder shall be relieved and discharged of all further obligations and responsibilities hereunder.
6.3    Conveyance. At Closing, Seller shall convey the Real Property and the Improvements of the Property to Buyer by means of a limited warranty deed in the form attached as Exhibit B hereto (the “Deed”) and the remainder of the Property to Buyer by means of the Closing Documents.
6.4    Closing Documents.
6.4.1    Seller’s Closing Documents. By 2:00 p.m. Central Time on the Business Day immediately prior to the Closing Date (or, with respect to the Closing Statement only, prior to Closing on the Closing Date), Seller shall deliver to Escrow Holder for delivery to Buyer, as applicable, upon the Closing, all of the following documents (the “Closing Documents”): (a) the Deed, executed by Seller and properly and lawfully attested; (b) a certificate of non-foreign status in accordance with the requirements of Internal Revenue Code Section 1445, as amended (the “FIRPTA Certificate”), in substantially the form attached as Exhibit C hereto, executed by Seller; (c) evidence of authority of Seller reasonably satisfactory to the Title Company and a title affidavit in the form of Exhibit F hereto, executed by Seller; (d) two (2) counterparts of a bill of sale for the Property in the form of Exhibit D attached hereto, executed by Seller (each, a “Bill of Sale”); (e) two (2) counterparts of an assignment and assumption of the Leases, the Rents, the Tenant Security Deposit, the Service Contracts and the Plans and Approvals, if any, for the Property in the form attached as Exhibit E hereto, executed by Seller (each, a “General Assignment”); (f) an Affidavit of Seller's Residence, or such other forms, affidavits or certificates as required in the State of Georgia to satisfy the requirements as to withholding tax; (g) a broker’s lien waiver signed by Seller’s Broker relating to the sale of the Property in the form required by the Title Company and in accordance with Official Code of Georgia Annotated Sec. 44-14-600; (h) such other documents as may be reasonably required by Escrow Holder or the Title Company to effect the Closing

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(provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement or any expressly agreed to by Seller to cure an Objection pursuant to Section 4.1.1 above); (i) a notice letter to tenants under Leases in the form attached as Exhibit I, executed by Seller (the “Tenant Notice Letter”); (j) all documents relating to the Loan Assumption and required by Existing Lender to effectuate the Loan Assumption, which are consistent with the provisions of this Agreement and do not impose any obligation or liability on Seller that is not expressly contemplated by this Agreement, duly executed by Seller, (k) a PT-61 form for filing with the Deed, and (l) the Closing Statement, executed by Seller.
6.4.2    Buyer’s Closing Payments and Documents. By 2:00 p.m. Central Time on the Business Day immediately prior to the Closing Date (or, with respect to the Closing Statement only, prior to Closing on the Closing Date), in addition to Buyer’s payment to Escrow Holder of the Purchase Price (as adjusted in accordance with this Agreement) and Buyer’s closing costs set forth in Section 6.6 (which shall be delivered no later than 11:00 a.m. Central Time on the Closing Date), Buyer shall deliver the following to Escrow Holder for delivery to Seller, as applicable, upon the Closing: (a) evidence of the existence, organization and authority of Buyer and of the authority of the person(s) executing documents on behalf of Buyer reasonably satisfactory to the Title Company; (b) two (2) counterparts of the General Assignment for the Property, executed by Buyer; (c) the Closing Statement, executed by Buyer, (d) such other documents as may be reasonably required by Escrow Holder or the Title Company to effect the Closing (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Buyer or result in any new or additional obligation, covenant, representation or warranty of Buyer under this Agreement beyond those expressly set forth in this Agreement), and (e) all documents relating to the Loan Assumption and required by Existing Lender to effectuate the Loan Assumption, which are consistent with the provisions of this Agreement and do not impose any obligation or liability on Buyer that is not expressly contemplated by this Agreement, duly executed by Buyer.
6.5    Actions of Escrow Holder. On the Closing Date, Escrow Holder shall promptly undertake and follow the procedures below with respect to Closing (all of which shall be considered as having taken place simultaneously, and no delivery or transaction below shall be considered as having been made until all deliveries and transactions have been accomplished):

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6.5.1    Disbursement of Funds. Escrow Holder shall disburse all funds deposited with Escrow Holder by Buyer as follows:
(a)    Pay all closing costs which are to be paid through Escrow (including recording fees, brokerage commissions, Title Policy charges and Escrow fees) in accordance with the Closing Statements.
(b)    After (i) deducting in accordance with the Closing Statement executed by Seller and Buyer all closing costs which are chargeable to the account of Seller, and (ii) either deducting or adding (as appropriate) in accordance with the Closing Statement executed by Seller and Buyer the net amount of the prorations and adjustments made pursuant to this Agreement, disburse the balance of the Purchase Price to Seller in accordance with separate wiring instructions to be delivered to Escrow Holder by Seller.
(c)    Disburse any remaining funds to Buyer in accordance with separate wiring instructions to be delivered to Escrow Holder by Buyer.
6.5.2    Recordation. Escrow Holder shall record the Deed (along with any other documents which the parties hereto may mutually direct to be recorded) in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.
6.5.3    Delivery of Documents. Escrow Holder shall: (a) direct the Title Company to issue the Title Policy to Buyer; (b) deliver to Buyer and Seller conformed copies of the Deed as recorded in the Official Records; (c) deliver to Buyer executed originals of the FIRPTA Certificate, one (1) fully executed Bill of Sale for the Property, one (1) fully executed General Assignment for the Property and one (1) copy of each of the other Closing Documents. Escrow Holder shall also deliver to Seller one (1) fully executed original Bill of Sale for the Property, one (1) fully executed General Assignment for the Property and one (1) copy of each of the other Closing Documents.
6.6    Closing Costs.
6.6.1    Seller’s Closing Costs. Seller shall pay (a) all documentary transfer taxes related to the purchase and sale of the Property, (b) all legal and professional fees and fees of other consultants incurred by Seller, and (c) one-half (½) of all Escrow fees and Escrow costs related to the purchase and sale of the Property.

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6.6.2    Buyer’s Closing Costs. Buyer shall pay (a) the amount of the premium for the Title Policy and any policy for Buyer’s lender, (b) the cost of any endorsements to the Title Policy, (c) the cost of any surveys ordered by Buyer and any modification, update or recertification thereof, (d) all legal and professional fees and fees of other consultants incurred by Buyer, (e) all fees required for recording the Deed, (f) one-half (½) of all Escrow fees and Escrow costs related to the purchase and sale of the Property, and (g) the fees, reimbursements, expenses and charges for which Buyer is responsible pursuant to Section 6.2.3(c) above.
6.6.3    General Allocation. Any other closing costs and expenses which are not addressed in Section 6.6.1 and Section 6.6.2 above shall be allocated between Buyer and Seller in accordance with the customary practice in the County in which the Real Property is located.
6.7    Real Estate Commissions. The parties represent and warrant to each other that no broker or finder was instrumental in arranging or bringing about this transaction except for Broker (as defined in Article I above). At Closing, Seller shall pay the commission due, if any, to Broker, which shall be paid pursuant to a separate agreement between Seller and Broker. Each party further agrees to and shall indemnify, protect, defend and hold the other party harmless from and against the payment of any commission to any person or entity, other than Broker, claiming by, through or under the indemnifying party. This indemnification shall extend to any and all claims, liabilities, costs, losses, damages, causes of action and expenses (including reasonable attorneys’ fees and court costs) arising as a result of such claims and shall survive any termination of this Agreement and shall survive the Closing and shall not merge into the Deed or any other document or instrument delivered at Closing.

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6.8    Real Estate Reporting Person. Escrow Holder is hereby designated the “real estate reporting person” for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045‑4 and the Closing Statement or any other any settlement statement prepared by the Title Company shall so provide. Upon the Closing, Buyer and Seller shall cause Escrow Holder to file a Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.
6.9    Prorations.
6.9.1    General. The following items set forth below in this Section 6.9 are to be adjusted and prorated between Seller and Buyer as of 11:59 p.m. on the day immediately preceding the Closing Date (the “Adjustment Time”) (such that Buyer shall be deemed to own the Property, and therefore entitled to any revenues and responsible for any expenses, for the entire day upon which the Closing occurs). Such adjustments and prorations shall be calculated on the actual days of the applicable month in which the Closing occurs and all annual prorations shall be based upon a three hundred sixty-six (366)-day year. The net amount resulting from the prorations and adjustments provided for in this Section 6.9 (along with the allocation of Closing costs in accordance with Section 6.6 above) shall be added to (if such net amount is in Seller’s favor) or deducted from (if such net amount is in Buyer’s favor) the funds to be delivered at Closing by Buyer in payment of the Purchase Price. Any other closing prorations and adjustments which are customarily made in similar real property sales transactions and are not addressed in this Section 6.9 shall be made between Buyer and Seller in accordance with the customary practice in the County in which the Real Property is located. All provisions of this Section 6.9 shall survive the Closing and the recordation of the Deed for a period of ninety (90) days after the Closing and shall not merge into the Deed and the other documents and instruments delivered at Closing.
6.9.2    Rents. Rents shall be prorated between Buyer and Seller as of the Adjustment Time, when, as and if collected. Seller shall be entitled to all Rents under Leases attributable to the period prior to the Adjustment Time and Buyer shall be entitled to all Rents under Leases attributable to the period from and after the Adjustment Time. The amount of any Rents under Leases collected by Seller prior to the Adjustment Time and applicable to the period from and after the Adjustment Time shall be credited to Buyer at the Closing. The first monies collected on account of the Rents after the Adjustment Time shall be successively applied to the payment of (a) first, Rent due and payable in the month in which the Closing occurs, (b) second, Rent due and payable in the months succeeding the month in which the Closing occurs, up to and including the month in which payment is made, and (c) third, Rent due and payable in the months preceding the month in which the Closing occurs, if any. Seller and Buyer shall promptly account to the other party for any Rents received after Closing to which the other party would be entitled under this Section 6.9.2. As used herein, “Delinquent Rents” means Rents which are due and payable prior to or on the day of the Closing or otherwise relate to pre-Closing periods (including, without

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limitation, the utility charges) but which have not actually been collected by Seller as of the day of the Closing. Seller’s account shall not be credited at the Closing for any Delinquent Rents but Seller shall retain all right, title and interest to any Delinquent Rents and Buyer shall have no rights to any Delinquent Rents except as expressly provided in this Section 6.9.2. Commencing as of sixty one (61) days after the Closing Date with respect to any tenants still in residence at the Property, and commencing as of the Closing Date with respect to any tenants no longer in residence at the Property, Seller shall be entitled to institute legal proceedings and otherwise attempt to collect any Delinquent Rents (but without seeking to evict the tenant or otherwise unreasonably interfering with Buyer’s operation of the Property). Notwithstanding anything to the contrary herein, within ninety (90) days after the Closing Date, all reimbursable utility bills for utility charges incurred by Seller and reimbursable to Seller from the tenants under the Leases for periods prior to Closing (“RUBS”), if received by Buyer, shall be remitted by Buyer to Seller; thereafter, Buyer shall have no obligation to remit RUBS income to Seller. Following the Closing, Buyer shall bill tenants who owe RUBS for a period of ninety (90) days (and Buyer will deliver to Seller, concurrently with the delivery to such tenants, copies of all statements relating to RUBS) and pursue collection of such RUBS in Buyer’s normal course of business. Any leasing commissions with respect to the Leases entered into prior to the Closing Date shall be the sole responsibility of Seller, and shall be paid or discharged fully at or prior to Closing.
6.9.3    Tenant Security Deposits. At the Closing, Seller shall retain the amount of any Tenant Security Deposits then held by or on behalf of Seller and Buyer shall receive a credit toward the Purchase Price for all such Tenant Security Deposits then held on behalf of Seller.
6.9.4    Real Estate Taxes and Assessments. For purposes of this Agreement, “Real Estate Taxes” means real estate or ad valorem real property taxes, assessments and personal property taxes with respect to the Property. Real Estate Taxes shall be prorated as of the Adjustment Time based upon the latest available tax bill and the number of days which have elapsed from the first day of the Current Tax Period to the Adjustment Time. The term “Current Tax Period” shall mean the fiscal period of the applicable taxing or charging authority during which the Closing occurs. If the latest available tax bill is not the bill for the Current Tax Period, then Real Estate Taxes shall be prorated based upon the latest tax information then available (including previous tax bills, current assessments and other information available from the taxing authorities) and Buyer and Seller shall re-prorate the Real Estate Taxes following the Closing as soon as the tax bill for the Current Tax Period becomes available, but in all events no later than the Final Proration Adjustment as provided in Section 6.9.8 below. Refunds of Real Estate Taxes for any period of time prior to the Current Tax Period, shall belong to Seller and Seller reserves the right to commence, contest and settle same. In the event such refunds are paid to Buyer, Buyer shall promptly pay such amount to Seller (which obligation shall survive the Closing and shall not be merged into the Deed and the other documents and instruments to be delivered at Closing). Seller shall have the right to

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continue to contest and settle same, provided Seller shall not, to effectuate any reduction in Taxes, agree with the relevant authorities to increase taxes for any year from and after the year in which the Closing Date occurs and shall provide Buyer with all material correspondence, pleadings, submissions and other information relating thereto from time to time promptly upon Buyer’s request for same. Refunds of Real Estate Taxes for the Current Tax Period, net of the actual out of pocket costs of pursuing any tax contest or protest proceedings and collecting such refunds, shall be prorated in proportion to the respective shares of the Real Estate Taxes for the Current Tax Period borne by Seller and Buyer hereunder and the party receiving such refund shall promptly deliver to the other party its proportionate share of the refund for any Taxes during the Current Tax Period.
6.9.5    Income. Income, if any, arising out of telephone booths, vending machines, laundry facilities or other income-producing agreements (other than the Leases) shall be prorated as of the Adjustment Time.
6.9.6    Operating Expenses. All costs and expenses, other than Real Estate Taxes, with respect to the operation and maintenance of the Property shall be prorated between Buyer and Seller as of the Adjustment Time, including all fees and charges for sewer, water, electricity, heat and air-conditioning service and other utilities; charges under those Service Contracts, if any, assigned and assumed by Buyer; and periodic fees payable under transferable licenses and permits for the operation of any of the Property. Such costs and expenses shall be prorated as of the Adjustment Time such that Seller shall be responsible for all such costs and operating expenses attributable on an accrual basis to the period prior to the Adjustment Time and Buyer shall be responsible for all such costs and expenses attributable on an accrual basis to the period from and after the Adjustment Time. If invoices or bills for any of such costs and expenses are unavailable on or before the Closing Date, such costs and expenses shall be estimated and prorated at Closing based upon the latest information available (including prior bills and operating history) and a final and conclusive readjustment of any cost and expense item shall be made upon receipt of the actual invoice or bill, but in all events no later than the Final Proration Adjustment as provided in Section 6.9.8 below. Buyer shall take all commercially reasonable steps to effectuate the transfer to Buyer’s name as of the date of Closing of all utilities which are in Seller’s name, and where necessary, open a new account in Buyer’s name and post deposit with the utility companies. Buyer and Seller shall cooperate to have all utility meters read by the appropriate utility companies as of the date of Closing. If Buyer and Seller are unable to obtain such final meter readings as of the Closing Date from all applicable meters, utility expenses related to such meters shall be estimated at Closing based upon the operating history of the Property subject to the final adjustment in all events no later than the Final Proration Adjustment as provided in Section 6.9.8 below. Seller shall be entitled to recover any and all deposits held by any utility companies for utilities in Seller’s name as of the date of Closing.

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6.9.7    Rent Ready Credit. Not more than forty‑eight (48) hours prior to the Closing Date (“Walk Though Date”), a representative of Buyer and a representative of Seller shall conduct an onsite walk-through of the then unoccupied rental units on the Property to determine whether such unoccupied rental units are in “rent ready” condition. With respect to any rental unit that is vacated either (a) on or before five (5) days prior to the Closing Date that Seller has not placed in a “rent ready” condition before the Walk Through Date or (b) on or after the Walk Through Date, Buyer shall receive a credit against the Purchase Price at Closing in the amount of $1,250 per unit. As used herein, “‘rent ready’ condition” means Seller’s practice and procedures, as of the date of this Agreement, for placing units in “rent ready” condition.
6.9.8    Existing Loan. All accrued but unpaid interest under the Existing Loan shall be prorated at the Closing.
6.9.9    Closing Statement; Final Proration Adjustment. At least one (1) full Business Day prior to the Closing Date, Seller and Buyer shall submit to Escrow Holder the proposed allocation of costs and expenses to be made in accordance with Section 6.6 above and the prorations to be made in accordance with this Section 6.9 and Escrow Holder shall prepare and provide to Seller and Buyer pro forma closing statements, which shall be subject to prompt review and mutual agreement by Seller and Buyer (the “Closing Statements”). The Closing Statements shall be utilized for purposes of making the adjustments to the Purchase Price upon the Closing for closing costs and prorations. As soon as practicable following the Closing (but in no event later than ninety (90) days after the end of the calendar year in which the Closing occurs), Seller and Buyer shall reprorate the income and expenses set forth in this Section 6.9 based upon actual bills or invoices received after the Closing (if original prorations were based upon estimates) and any other items necessary to effectuate the intent of the parties that all income and expense items be prorated as provided above in this Section 6.9 (the “Final Proration Adjustment”); provided that such deadline shall not apply to any final prorations that may be required with respect to any Real Estate Taxes. Any reprorated items shall be promptly paid to the party entitled thereto. Any errors or omissions in computing adjustments at the Closing shall be promptly corrected, but only so long as the party seeking to correct such error or omission has notified the other party of such error or omission no later than the Final Proration Adjustment. The proration of income and expense at the Final Proration Adjustment shall be final and conclusive; there shall be no further proration or adjustment following the Final Proration Adjustment. On the Closing Date, Seller shall deliver to Buyer all inventories of supplies on hand at the Property owned by Seller, if any, at no additional cost to Buyer. The provisions of this Section 6.9 shall survive Closing.

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7.    Assumption or Cancellation of Service Contracts. On or before the expiration of the Due Diligence Deadline, Buyer shall notify Seller in a single written notice (the “Service Contract Notice”) of any Service Contracts that Buyer desires to have terminated at Closing (provided that (i) Seller shall have no obligation to terminate any Service Contract, which by its terms is not terminable or which cannot be terminated without payment of an express termination fee or penalty of more than $1,000, unless Buyer agrees in writing to pay such termination fee or penalty, and (ii) Buyer may not object to the “Cable Contract”, “Laundry Contract” or any other Service Contract marked “Must Assume” on Exhibit H hereto and shall assume the same at Closing). At or prior to the Closing, Seller shall terminate effective as of the Closing (or as soon thereafter as permitted under the applicable Service Contract) any Service Contracts which have been so designated by written notice from Buyer to Seller for termination and which Seller is contractually entitled by the terms thereof to terminate without cost except as provided above (with a copy of such termination notice to be provided to Buyer); provided, however, any notice of termination of a Service Contract by Seller shall (a) be delivered to such vendor within five (5) Business Days after Seller’s receipt of the Service Contract Notice from Buyer, (b) be effective as of the later of (i) the Closing and (ii) the earliest date permitted under the applicable Service Contract, (c) be conditional upon the Closing taking place in a timely manner in accordance with this Agreement, and (d) include express instructions that such vendor shall not be permitted to enter upon or have access to the Property from and after the Closing Date. Provided the notice of termination by Seller is timely delivered in accordance with this Section 7, Buyer shall pay (or provide Seller a credit at Closing to the extent Seller pays) any amounts owing under Service Contracts which Buyer elects to terminate under this Section 7, but which cannot be terminated effective as of the Closing, with respect to the period from and after the Closing until the effective date of termination of such Service Contract. Upon the Closing and pursuant to the General Assignment, Seller shall assign to Buyer, and Buyer shall accept and assume, from and after the Closing, all of the Service Contracts other than those Service Contracts which are to be terminated at or prior to the Closing in accordance with the immediately preceding sentence; provided, however, Seller shall (i) not be deemed to have made any representation or warranty of any kind or nature as to the assignability, transferability or enforceability of any of the Service Contracts and Seller shall have no liability to Buyer in the event that any or all of the Service Contracts are not assignable or transferable to Buyer, are not enforceable by Buyer or are cancelled or terminated by reason of the assignment thereof by Seller, and (ii) terminate, at its sole cost, any agreements with Seller’s property manager and any leasing agent (and Buyer shall not acquire any rights or assume any obligations thereunder). Seller shall reasonably cooperate with Buyer, at no cost to Seller, to obtain any approvals or consents required to assign any Service Contracts to Buyer, including, without limitation, sending requests for such approvals or consents to the party or parties whose consent or approval is required.

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8.    Condemnation and Casualty.
8.1    Condemnation and Casualty. In the event that, after the Effective Date, (i) the improvements on the Property are damaged by any casualty (a “Casualty”) or (ii) proceedings are commenced for the taking by exercise of the power of eminent domain of all or any part of the Property (a “Condemnation”), Seller shall promptly notify Buyer.
8.2    Immaterial Condemnation or Casualty. Except as provided in Section 8.3 below, this Agreement shall remain in full force and effect notwithstanding any Casualty or Condemnation and, on the Closing Date, one of the following shall occur, as applicable: (1) in the event of a Casualty, Buyer shall receive (w) a credit against the cash balance of the Purchase Price payable at Closing to the extent of payments received by or on behalf of Seller prior to the Closing Date under any applicable insurance policy or policies in effect with respect to the Property (to the extent that such payments have not been expended in connection with the repair of any such casualty and less any actual out of pocket costs incurred by Seller to collect such insurance proceeds; such amount not to exceed the amounts determined by Seller to be reasonably necessary to (i) comply with Seller’s obligations under the Leases, applicable law, and any applicable documents or instruments of record, (ii) comply with Seller’s obligations under the terms of the existing financing, and (iii) protect the Property from further damage or the residents, community, neighbors and the Property from harm unless otherwise agreed to by Buyer, in its reasonable discretion), (x) an assignment of Seller’s rights to any payments which may be payable subsequent to the Closing Date under any applicable insurance policy or policies in effect with respect to the Property, (y) an assignment of Seller’s rights to payments with respect to rents due subsequent to the Closing Date under any rental insurance policy or policies with respect to the Property and (z) a credit against the cash balance of the Purchase Price payable at the Closing in an amount equal to the aggregate amount of the deductibles with respect to all such insurance policies, but there shall be no other credit against or reduction in the Purchase Price attributable to such casualty; or (2) in the event of a Condemnation, the condemnation award (or, if not theretofore received, the right to receive such award) payable on account of the taking shall be transferred to Buyer.
8.3    Material Casualty or Condemnation. Notwithstanding the foregoing provisions of Section 8.2 above, if a Casualty or Condemnation occurs with respect to the Property, to the extent that the cost of repair or restoration to substantially the same condition existing prior to such Casualty (or, in the case of a Condemnation, the value of the Property or portion thereof so condemned) would exceed an amount equal to three percent (3%) of the Purchase Price for the Property as reasonably determined by Seller, or such Condemnation permanently adversely affects access to, or parking at, the Property and results in the Property being “non-conforming” (and not “legally non-conforming”) for zoning purposes, then Seller shall give Buyer prompt notice thereof and the Buyer may, at Buyer’s option to be exercised by delivery of written notice to Seller and Escrow Holder within fifteen (15) Business Days of Seller’s notice to the Buyer of the occurrence

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of such Casualty or Condemnation and Seller’s estimate of repair costs or valuation, elect to terminate this Agreement, in which event the Deposit shall promptly be returned to Buyer. If necessary, the Closing Date shall be postponed until Seller has given the written notice provided for above and the fifteen (15) Business Day response period for Buyer has expired. If Buyer does not timely elect in writing to terminate this Agreement as provided in this Section 8.3, Buyer shall be conclusively deemed to have waived any right to terminate this Agreement by reason of any such Casualty or Condemnation, Buyer shall proceed with the purchase of the Property and at Closing Buyer shall be entitled to: (1) in the event of a Casualty, Buyer shall receive (w) a credit against the cash balance of the Purchase Price payable at Closing to the extent of payments received by or on behalf of Seller prior to the Closing Date under any applicable insurance policy or policies in effect with respect to the Property (to the extent that such payments have not been expended in connection with the repair of any such casualty and less any actual out of pocket costs incurred by Seller to collect such insurance proceeds; such amount not to exceed the amounts determined by Seller to be reasonably necessary to (i) comply with Seller’s obligations under the Leases, applicable law, and any applicable documents or instruments of record, (ii) comply with Seller’s obligations under the terms of the existing financing, and (iii) protect the Property from further damage or the residents, community, neighbors and the Property from harm unless otherwise agreed to by Buyer, in its reasonable discretion), (x) an assignment of Seller’s rights to any payments which may be payable subsequent to the Closing Date under any applicable insurance policy or policies in effect with respect to the Property, (y) an assignment of Seller’s rights to payments with respect to rents due subsequent to the Closing Date under any rental insurance policy or policies with respect to the Property and (z) a credit against the cash balance of the Purchase Price payable at the Closing in an amount equal to the aggregate amount of the deductibles with respect to all such insurance policies, but there shall be no other credit against or reduction in the Purchase Price attributable to such casualty; or (2) in the event of a Condemnation, the condemnation award (or, if not theretofore received, the right to receive such award) payable on account of the taking shall be transferred to Buyer.
9.    Representations and Warranties.
9.1    Representations and Warranties of Seller. Seller represents and warrants to Buyer that the following matters are true and correct as of the Effective Date, and subject to Section 9.2 below, will also be true and correct at Closing.
9.1.1    Legal Power. Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.

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9.1.2    Duly Authorized. This Agreement is, and all the documents executed by Seller which are to be delivered by Seller to Buyer at the Closing will be, duly authorized, executed, and delivered by Seller, and is and will be legal, valid, and binding obligations of Seller (except as limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally).
9.1.3    Individual(s) Authority. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Seller has the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof.
9.1.4    Requisite Action Seller. All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with entering into this Agreement and the instruments referenced herein to be executed by Seller to authorize the consummation of the transaction contemplated hereby. No further consent of any shareholder, trustee, partner, member, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required for Seller to consummate the transaction contemplated by this Agreement. The execution and delivery of this Agreement by Seller and the performance of Seller’s obligations under this Agreement do not conflict with any contracts or agreements which are binding upon Seller.
9.1.5    Specially Designated and Blocked Persons. Seller (a) is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Department of the Treasury as a terrorist, “Specially Designated and Blocked Persons”, or other banned or blocked person, group, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Asset Control of the United States Department of the Treasury; and (b) is not knowingly engaged, directly or indirectly, in any dealings or transactions and is not otherwise associated with such person, group, entity or nation.

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9.1.6    Rent Roll. The rent roll attached hereto as Exhibit G (the “Rent Roll”) is true and correct in all material respects as of the date stated therein. At Closing, Seller will deliver to Buyer an updated Rent Roll dated within two (2) Business Days of Closing such Rent Roll will be true and correct in all material respects as of such date. Except as set forth on the Rent Roll, to the knowledge of Seller, (i) the Leases are in full force and effect, have not been amended or modified, and the full current rent is accruing thereunder, (ii) no monthly rent has been paid more than one (1) month in advance, (iii) no Tenant Security Deposit has been paid, (iv) no monetary default by any tenant under the Leases exists, and (v) except as set forth in the Leases, no concession, moving or relocation allowance or credit is presently owed or due and payable, to any tenant under the Leases. To Seller’s knowledge, Seller has received no written notice from any tenant under the Leases claiming any breach or default by Seller under any of the Leases that has not been cured.
9.1.7    Condemnations. There are no pending condemnation or similar proceedings affecting the Property, and to Seller’s knowledge, no such action is threatened in writing. The Seller shall have the right to update the representations and warranties contained in this Section 9.1.7 to reflect the commencement of any condemnation proceeding or similar proceeding affecting the Property or any threat thereof after the date of the Effective Date (which matters shall be governed by the provisions of Section 8 of this Agreement).
9.1.8    Litigation. There are no legal actions, suits or similar proceedings that are pending or, to Seller’s knowledge, threatened in writing, against Seller or the Property other than tenant eviction actions in the ordinary course of business. Seller shall be entitled to update Schedule 9.1.8 from time to time with respect to any such proceedings instituted after the date hereof that are covered by Seller’s insurance, or which if adversely determined, would not materially adversely affect the value of the Property or Seller’s ability to perform its obligations under this Agreement.
9.1.9    Service Contracts. To Seller’s knowledge, Exhibit H sets forth a correct and complete list of all Service Contracts affecting the Property as of the Effective Date and the same have not been modified or amended except as disclosed in the Seller Deliveries. Seller has delivered or made available to Buyer true and complete copies of the Service Contracts and, as of the Effective Date, Seller has not given or received any written notice of default under any such material Service Contracts that has not been cured or rescinded.
9.1.10    No Violations. Seller has not received any written notice from any third party of a material violation of applicable law, including any Environmental Law that has not been cured. Seller has received no notice of any kind from any insurance broker, agent or underwriter that any non-insurable condition exists in, on or about the Property.

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9.1.11    Insolvency. Seller is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Seller filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or any other proceeding for the relief of debts in general, nor has any such proceeding been instituted by or against Seller.
9.1.12    Employees. No on-site employees of the Property are employees of Seller.
9.1.13    Water Rights. Seller has not sold, conveyed, transferred or entered into any agreement for the sale, conveyance or transfer of any water rights relating to the Property.
9.1.14    Foreign Person. Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.
9.1.15    Personal Property. To Seller’s knowledge, all of the material Personal Property is described in Exhibit J attached hereto and all of the Personal Property is located at the Real Property.
9.1.16    Existing Loan. Seller has delivered to Buyer true, correct and complete copies of all the Existing Loan Documents. There are no documents evidencing, securing or otherwise governing the Existing Loan to which Seller is a party other than the Existing Loan Documents described on the Existing Loan Documents Schedule. All of the Existing Loan Documents are in full force and effect and none of them has been amended except as set forth in the Existing Loan Documents Schedule. The outstanding principal balance of the Existing Loan as of the Effective Date is not greater than $65,000,000.00. Neither Seller nor any of Seller’s affiliates that are a party to any of the Existing Loan Documents is in monetary default, and to Seller’s knowledge, neither Seller nor any of Seller’s affiliates that are a party to any of the Existing Loan Documents are in non-monetary default, and there are no outstanding written notices of any default or acceleration under the Existing Loan Documents which default remains uncured. To Seller’s knowledge, Existing Lender is not in default under the Existing Loan.

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9.2    Definition of Seller’s Knowledge. For purposes of this Agreement, (a) whenever the phrase “to Seller’s knowledge”, “to the knowledge of Seller” or other references to the knowledge of Seller are used or made, they shall be deemed to refer to the present actual (as opposed to constructive or imputed) knowledge of Ralph Pickett without any investigation or inquiry whatsoever by such individual. Buyer acknowledges that the foregoing individuals are named solely for the purpose of defining and narrowing the scope of Seller’s knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals to Buyer. Buyer covenants that Buyer will bring no action of any kind against either of such individuals or any officer, director, member, partner, shareholder, agent, representative, or advisor of Seller arising out of any of the representations, warranties and covenants made by Seller in this Agreement.
9.3    Survival Period. The representations and warranties of Seller set forth in Section 9.1 above shall survive until only the date which is nine (9) months following the Closing (the “Expiration Date”) and shall automatically expire upon the Expiration Date unless Buyer commences suit against Seller with respect to any alleged breach prior to the Expiration Date (and, in the event any such suit is timely commenced by Buyer against Seller, shall survive thereafter only insofar as the subject matter of the alleged breach specified in such suit is concerned). Each party shall have the right to bring an action against the other for the breach of the representations and warranties, covenants, obligations, provisions and liabilities hereunder, but only on the following conditions: the party bringing the action for breach (1) gives a reasonably detailed written notice of such breach to the other party prior to the Expiration Date, and (2) files an action for such breach on or before the first day following the second (2nd) anniversary of the Closing Date, after which time all representations and warranties, covenants, obligations, provisions and liabilities (and any cause of action resulting from a breach thereof not then in litigation) shall terminate. If suit is not timely commenced by Buyer prior to the Expiration Date, then Seller’s representations and warranties shall thereafter be void and of no force or effect. Notwithstanding anything to the contrary in this Agreement, Seller shall have no liability, and Buyer shall make no claim against Seller, for (and Buyer shall be deemed to have waived any failure of a condition hereunder by reason of) a failure of any condition or a breach of any representation or warranty, covenant or other obligation of Seller under this Agreement or any Closing Document if the failure or breach in question constitutes or results from a condition, state of facts or other matter that was actually known to Buyer prior to the Closing and Buyer proceeds with the Closing (a “Buyer Known Breach”). Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 9.3 shall be subject to all of the terms, conditions and limitations contained in Article 11 of this Agreement.
9.4    Representations and Warranties of Buyer. Buyer represents and warrants to Seller that the following matters are true and correct as of the Effective Date and will also be true and correct as of the Closing:

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9.4.1    Legal Power. Buyer has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.
9.4.2    Duly Authorized. This Agreement is, and all the documents executed by Buyer which are to be delivered by Buyer to Seller at the Closing will be, duly authorized, executed, and delivered by Buyer, and is and will be legal, valid, and binding obligations of Buyer (except as may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally).
9.4.3    Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by Buyer in connection with entering into this Agreement and the instruments referenced herein to be executed by Buyer and by the Closing Date all such necessary action will have been taken to authorize the consummation of the transaction contemplated hereby. No further consent of any shareholder, trustee, partner, member, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required for Buyer to consummate the transaction contemplated by this Agreement. The execution and delivery of this Agreement by Buyer and the performance of Buyer’s obligations under this Agreement do not conflict with any contracts or agreements which are binding upon Buyer.
9.4.4    Individuals Authority. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Buyer has the legal power, right, and actual authority to bind Buyer to the terms and conditions hereof and thereof.
9.4.5    Specially Designated and Blocked Persons. Buyer (a) is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Department of the Treasury as a terrorist, “Specially Designated and Blocked Persons”, or other banned or blocked person, group, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Asset Control of the United States Department of the Treasury; and (b) is not knowingly engaged, directly or indirectly, in any dealings or transactions and is not otherwise associated with such person, group, entity or nation.
9.4.6    Insolvency. Buyer is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Buyer filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or any other proceeding for the relief of debts in general, nor has any such proceeding been instituted by or against Buyer.

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9.4.7    Limitation; Survival Period. Seller covenants that Seller will bring no action of any kind against any officer, director, member, partner, shareholder, agent, representative, or advisor of Buyer arising out of any of the representations, warranties and covenants made by Buyer in this Agreement. The representations and warranties of Buyer set forth in this Section 9.4 above shall survive until only the Expiration Date and shall automatically expire upon the Expiration Date unless Seller commences suit against Buyer with respect to any alleged breach prior to the Expiration Date (and, in the event any such suit is timely commenced by Seller against Buyer, shall survive thereafter only insofar as the subject matter of the alleged breach specified in such suit is concerned). If suit is not timely commenced by Seller prior to the Expiration Date, then Buyer’s representations and warranties shall thereafter be void and of no force or effect. Notwithstanding anything to the contrary in this Agreement, Buyer shall have no liability, and Seller shall make no claim against Buyer, for (and Seller shall be deemed to have waived any failure of a condition hereunder by reason of) a failure of any condition or a breach of any representation or warranty, covenant or other obligation of Buyer under this Agreement or any Closing Document if the failure or breach in question constitutes or results from a condition, state of facts or other matter that was actually known to Seller prior to Closing and Seller proceeds with the Closing (a “Seller Known Breach”). Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 9.4.7 shall be subject to all of the terms, conditions and limitations contained in Article 11 of this Agreement.
10.    AS-IS Condition of Property.
10.1    AS-IS. Notwithstanding anything to the contrary contained in this Agreement, Buyer acknowledges and agrees that, except as otherwise expressly set forth in this Agreement or the Closing Documents, (i) Buyer is purchasing the Property subject to all existing conditions, latent or patent, and applicable laws, rules, regulations, codes, ordinances and orders, and (ii) neither Seller nor any Seller Released Party has made any representations, warranties or agreements by or on behalf of Seller of any kind whatsoever, whether oral or written, express or implied, statutory or otherwise, as to any matters concerning the Property, the condition of the

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Property, the size (including rentable or usable square footage) of the Real Property and/or any of the Improvements, the present use of the Property or the suitability of Buyer's contemplated ownership, operation or use of the Property. **WITHOUT LIMITING THE FOREGOING, BUYER EXPRESSLY ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT AGREED TO PROVIDE ANY LOAN TO BUYER TO FINANCE BUYER'S PURCHASE OF THE PROPERTY, THAT BUYER HAS ASSUMED THE ENTIRE RISK THAT BUYER MAY OR MAY NOT BE ABLE TO OBTAIN A LOAN TO FINANCE BUYER'S PURCHASE OF THE PROPERTY, AND THAT BUYER'S INABILITY OR FAILURE TO OBTAIN A LOAN TO FINANCE BUYER'S PURCHASE OF THE PROPERTY SHALL NOT EXCUSE OR RELIEVE BUYER FROM PERFORMING BUYER'S OBLIGATIONS UNDER THIS AGREEMENT**. Buyer hereby acknowledges and agrees that, except for the representations and warranties and covenants of Seller expressly provided in this Agreement and in the Closing Documents, (1) the Property is to be purchased by and conveyed to Buyer in its present condition, "AS IS", "WHERE IS" AND WITH ALL FAULTS, and that no patent or latent defect or deficiency in the condition of the Property whether or not known or discovered, shall affect the rights of either Seller or Buyer hereunder nor shall the Purchase Price be reduced as a consequence thereof and (2) Buyer shall acquire the Property solely upon the basis of Buyer's independent inspection and investigation of the Property, including: (a) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of the Property or any aspect or portion thereof, including access, sewage, soils, geology and groundwater, or whether the Real Property lies within a special flood hazard area, an area of potential flooding, a very high fire hazard severity zone, a wildland fire area, an earthquake fault zone or a seismic hazard zone; (b) the dimensions or lot size of the Real Property or the nature or square footage of any Improvements thereon; (c) the development or income potential, or rights of or relating to, the Real Property or its use, habitability, merchantability, or fitness, or the suitability, value or adequacy of such Real Property for any particular purpose; (d) the zoning or other legal status of the Real Property or any other public or private restrictions on the use of the Real Property; (e) the compliance of the Real Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or regulatory agency or authority or of any other person or entity (including the Americans With Disabilities Act); (f) the ability of Buyer to obtain any necessary governmental approvals, licenses or permits for Buyer's intended use, occupancy or development of the Real Property; (g) the presence or absence of Hazardous Materials on, in, under, above or about the Real Property or any adjoining or neighboring property; (h) the quality of any labor and materials used in the Improvements; (i) the condition of title to the Real Property; (j) Service Contracts or any other agreements affecting the Real Property or the intentions of any party with respect to the negotiation and/or execution of any lease or contract with respect to the Real Property; (k) Seller's ownership of the Property or any portion thereof; or (l) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to the ownership or use of the Real Property. Without limiting the generality of the foregoing, Buyer expressly acknowledges and agrees that Buyer is not relying on any representation or warranty of Seller or any Seller Released Parties, whether implied, presumed or expressly provided at law or otherwise, arising by virtue of any statute, common law or other legally binding right (other than this Agreement) nor remedy in favor of Buyer.

Buyer's Initials: als

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10.2    Covenants. Seller covenants and agrees with Buyer that from the Effective Date until the Closing Date or earlier termination of this Agreement:
10.2.1    Seller may continue to amend, modify, alter or supplement any Lease or enter into any new Lease to qualified tenants based on Seller’s current practices. Seller shall provide Buyer or make available to Buyer copies of any such new Leases periodically after execution thereof.
10.2.2    Following the Due Diligence Deadline, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, not enter into any third party contracts, equipment leases or other material agreements affecting the Property, including any amendment or modification of any existing Service Contracts or any Permitted Encumbrance (“New Contracts”); provided that Seller may enter into New Contracts without Buyer’s consent if such contract (i) is necessary as a result of an emergency at the Property provided that such contract shall be terminable on 30 days’ notice without penalty, or (ii) (A) does not require the payment of more than $25,000 in any calendar year, (B) is terminable on thirty (30) days or less notice, without penalty and (C) is entered into in the course of customary maintenance and repairs at the Property. If Seller enters into any New Contract after the Effective Date (including prior to the Due Diligence Deadline for all contracts entered into between the Effective Date and such date), then Seller shall promptly provide written notice and a copy thereof to Buyer and, unless such New Contract required Buyer’s approval pursuant to this paragraph and such approval was not obtained or such contract expires or is terminated at or prior to Closing, Buyer shall assume such contract at Closing and the schedule of Service Contracts attached to the General Assignment to be executed at Closing and Exhibit H hereto shall be so modified and Exhibit H shall be deemed amended at the Closing to include such contracts. If a New Contract requires Buyer’s approval and Buyer does not object within five (5) days after receipt of a copy of such New Contract together with a written request for Buyer’s approval of such New Contract, then Buyer shall be deemed to have approved such New Contract.
10.2.3    Seller shall manage, operate and maintain the Property substantially in accordance with Seller’s current practices in effect as of the Effective Date with respect to the Property except that Seller shall not be required to make any capital improvements or capital replacements to the Property or cure or remove any violations except for customary paint, carpet and other repairs as necessary to make apartment units “rent ready” in Seller’s ordinary course of business. Seller shall provide Buyer prompt notice of receipt by Seller of any written notice of default given or received by Seller under any Service Contract, Lease or Permitted Encumbrance or any written notice of a violation or alleged violation of applicable law received by Seller. Within three (3) Business Days of the Buyer’s request, Seller shall deliver to Buyer an updated Rent Roll with all information concerning the Leases updated through the date that is two (2) Business Days before the date that the updated Rent Roll is delivered to Buyer, and any other documents or materials

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received by Seller from and after the Effective Date that would have been included in Seller Deliveries if received prior to the Effective Date. Seller and Buyer acknowledge and agree that in no event shall equitable title to the Property be deemed vested in Buyer as a result of the execution of this Agreement, and Seller shall keep the Property insured against fire and other hazards in such amounts and under such terms (and with such provider) as are substantially consistent with Seller’s current insurance on the Property and shall promptly notify Buyer of any change in the current insurance (or provider thereof).
10.2.4    Seller shall advise Buyer promptly of any litigation, arbitration proceeding or administrative hearing (including condemnation) before any governmental agency which affects the Property that is instituted after the Effective Date, other than eviction or unlawful detainer actions that will be completed prior to Closing.
10.2.5    Seller shall not (i) in any manner sell, convey, assign, transfer, encumber or otherwise dispose of the Property or any part thereof or interest therein, other than personal property in the ordinary course of business which is replaced with personal property of equal or better quality or (ii) market, initiate, solicit, continue or respond to any offers or negotiations related to the sale of the Property or any material portion thereof or interests therein; it being understood and agreed that Seller shall work exclusively with Buyer until the Due Diligence Deadline, and thereafter until the Closing Date unless this Agreement is terminated in accordance with its terms.
10.2.6    Seller will, at Closing and at Seller’s sole cost and expense, terminate any existing property management agreement.
10.2.7    Seller shall make no voluntary prepayment of any amounts which are not then due and payable under the Existing Loan Documents. Seller shall not request in writing, or consent in writing to, any modification or amendment to any of the Existing Loan Documents without Buyer’s prior written consent. Seller shall promptly provide Buyer notice of receipt by Seller of any written notice of default received by Seller from Existing Lender in connection with the Existing Loan. This Section 10.2.7 shall not apply if the Lender Consent is not received prior to the Lender Consent Deadline.

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11.    Limited Liability. Buyer on Buyer’s own behalf and on behalf of Buyer’s agents, members, partners, shareholders, officers, directors, beneficiaries, employees, representatives, related and affiliated entities, successors and assigns (collectively, the “Buyer Parties”) hereby agrees that in no event or circumstance shall any of the Seller Released Parties have any personal liability under this Agreement to any party in connection with the Property. Subject to the limitations expressly provided for in this Section 11, each of Seller and Buyer shall indemnify and hold the other harmless as follows:
11.1    From and after the Closing and subject to the provisions of this Section 11, Seller shall indemnify and hold Buyer and the Buyer Parties harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses (“Losses”), arising out of, or in any way resulting from, (a) any breach of any representation or warranty of Seller contained in this Agreement or in any Closing Document other than any Buyer Known Breach and (b) any breach of any covenant of Seller contained in this Agreement or in any Closing Document.
11.2    From and after the Closing and subject to the provisions of this Section 11, Buyer shall indemnify and hold Seller and its Affiliates, members, partners, shareholders, officers and directors (collectively, the “Seller Parties”) harmless from any and all Losses arising out of, or in any way resulting from, (a) any breach of any representation or warranty by Buyer contained in this Agreement or in any Closing Document other than any Seller Known Breach, and (b) any breach of any covenant of Buyer contained in this Agreement or in any Closing Document.
11.3    Notwithstanding anything to the contrary contained in this Agreement, if the Closing is consummated, neither Buyer nor Seller shall have any liability to the other following the Closing with respect to Section 9.3, Section 9.4 or the indemnities provided for in Section 11.1 and 11.2 above, as applicable, unless and until the aggregate amount of the Losses suffered by Buyer or Seller, as the case may be, by reason of any such breach of representations, warranties or covenants by the other exceeds Twenty Five Thousand Dollars ($25,000.00) (the “Basket”); but then in such event, the Losses that the non-defaulting party may collect shall begin with and include the first dollar of such loss. Each of Seller’s and Buyer’s total liability with respect to the indemnities provided for in Section 11.1 and 11.2 above, as applicable, is limited to an amount equal to two percent (2%) of the Purchase Price (the “Cap”). Notwithstanding the foregoing, the covenants and obligations contained in Section 4.6.2, Section 6.6, Section 6.9 and hereof shall not be subject to the Basket and Cap limitations set forth in this Section 11.3. In furtherance of the foregoing, (a) Buyer acknowledges and agrees that in no event shall Buyer have the right to seek or obtain consequential, punitive, special or exemplary damages or damages for lost profits against the Seller and (b) Seller acknowledges and agrees that in no event shall Seller have the right to seek or obtain consequential, punitive, special or exemplary damages or damages for lost profits against the Buyer.

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The provisions of this Section 11 shall survive the Closing and the recordation of the Deed, and shall not be deemed merged into the Deed or other documents or instruments delivered at the Closing. Any claim made in connection with said indemnities shall be made within nine (9) months after the Closing or termination or shall be automatically null and void and of no force or effect whatsoever; provided however that neither party shall be entitled to indemnification under this Section 11 with respect to a breach of a representation or warranty or covenant of this Agreement of which such party had actual knowledge prior to Closing, it being understood and agreed that all remedies with respect to any such breach actually discovered by such prior to Closing shall be as set forth in Section 5.1 or 5.2, as applicable. In no event shall Buyer be entitled to seek or obtain consequential, speculative, special, punitive or exemplary damages against Seller. In no event shall Seller be entitled to seek or obtain consequential, speculative, special, punitive or exemplary damages against Buyer.
12.    Release. Except for those obligations of Seller which, by the express terms of this Agreement, survive Closing (but subject to any limitations otherwise set forth in this Agreement), Buyer on Buyer’s own behalf and, to the extent permitted by law, on behalf of each of the Buyer Parties hereby agrees that, upon Closing, each of Seller and the other Seller Released Parties shall be automatically fully and forever released from any and all liabilities, losses, claims (including third party claims), demands, damages (of any nature whatsoever), causes of action, costs, penalties, fines, judgments, attorneys’ fees, consultants’ fees and costs and experts’ fees, whether direct or indirect, known or unknown, foreseen or unforeseen (collectively, “Claims”) that may arise on account of or in any way be connected with the Property, including the Existing Loan, the physical, environmental and structural condition of the Property or any law or regulation applicable thereto, and including any Claim or matter (regardless of when it first appeared) relating to or arising: (a) from the presence of any environmental problems, or the use, presence, storage, release, discharge or migration of Hazardous Materials on, in, under or around the Property (including the groundwater under the Property), regardless of when such Hazardous Materials were first introduced in, on or about the Property, (b) from the presence, release and/or remediation of asbestos and asbestos containing materials in, on or about the Property, regardless of when such asbestos and asbestos containing materials were first introduced in, on or about the Property, (c) under any Environmental Law(s), or under common law, in equity or otherwise, with respect to (i) any past, present or future presence or existence of Hazardous Materials on, under or about the Property or (ii) any past, present or future violations of any Environmental Laws, (d) any patent or latent defects or deficiencies with respect to the Property, and (e) any and all matters related to the Property or any portion thereof, including the condition and/or operation of the Property and each part thereof. Without limiting the foregoing, upon Closing Buyer waives and agrees not to commence any action, legal proceeding, cause of action or suits in law or equity, of whatever kind or nature, including any private right of action under the federal superfund laws, 42 U.S.C. Sections  9601 et seq. (as such laws and statutes may be amended, supplemented or replaced from time to time), directly or

12411789.7	46

indirectly, against the Seller Released Parties in connection with Claims described above and expressly waives the provisions or rules of laws which provide otherwise. Upon Closing, Buyer assumes all risk for such Claims against the Seller Released Parties which may be brought by Buyer or Buyer Parties heretofore and hereafter arising, whether now known or unknown by Buyer. Without limiting the foregoing, if Buyer has obtained knowledge prior to the Closing Date of (i) a default in any of the covenants, agreements or obligations to be performed by Seller under this Agreement and/or (ii) any breach or inaccuracy in any representation of Seller made in this Agreement, and Buyer nonetheless elects to proceed to Closing, then, upon the consummation of the Closing, Buyer shall be conclusively deemed to have waived any such default and/or breach or inaccuracy and shall have no Claim against Seller or hereunder with respect thereto, including, without limitation pursuant to Section 11 of this Agreement. Notwithstanding anything to the contrary herein but subject to the provisions of Section 5.2, Seller shall not have any liability whatsoever to Buyer with respect to any matter disclosed to or discovered by Buyer or the Buyer Parties prior to the Closing Date.
For the purposes of this Agreement, (1) the term “Environmental Laws” means any and all federal, state and local statutes, ordinances, orders, rules, regulations, guidance documents, judgments, governmental authorizations, or any other requirements of governmental authorities, as may presently exist or as may be amended or supplemented, or hereafter enacted or promulgated, relating to the presence, release, generation, use, handling, treatment, storage, transportation or disposal of Hazardous Materials, or the protection of the environment or human, plant or animal health, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C.A. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), and all applicable laws of the State of Georgia, and (2) the term “Hazardous Material(s)” means any hazardous or toxic material, substance, irritant, chemical or waste, which is (A) defined, classified, designated, listed or otherwise considered under any Environmental Law as a “hazardous waste,” “hazardous substance,” “hazardous material,” “extremely hazardous waste,” “acutely hazardous waste,” “radioactive waste,” “biohazardous waste,” “pollutant,” “toxic pollutant,” “contaminant,” “restricted hazardous waste,” “infectious waste,” “toxic substance,” or any other term or expression intended to define, list, regulate or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment, (B) toxic, ignitable, corrosive, reactive, explosive, flammable, infectious, radioactive, carcinogenic or mutagenic, and which is or becomes regulated by any local, state or federal governmental authority, (C) asbestos and asbestos containing materials, (D) an oil, petroleum, petroleum based product or petroleum additive, derived substance or

12411789.7	47

breakdown product, (E) urea formaldehyde foam insulation, (F) polychlorinated biphenyls (PCBs), (G) freon and other chlorofluorocarbons, (H) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (I) lead-based paint and (J) mold, rot, fungi and bacterial matter. Buyer acknowledges and agrees that the sole inquiry and investigation Seller conducted in connection with the environmental condition of the Property is to obtain the environmental report(s) which are part of the due diligence items and that, for purposes of all applicable Georgia law, Seller has acted reasonably in relying upon said inquiry and investigation, and the delivery of this Agreement constitutes written notice to Buyer under such code section.
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
Buyer hereby specifically acknowledges that Buyer has reviewed this Section and discussed its import with legal counsel, is fully aware of its consequences and that the provisions of this Section are a material part of this Agreement.

12411789.7	48

13.    Notices. All notices, demands and communications permitted or required to be given hereunder shall be in writing, and shall be delivered (a) personally, (b) by United States registered or certified mail, postage prepaid, (c) by Federal Express or other reputable courier service regularly providing evidence of delivery (with charges paid by the party sending the notice), or (d) by a PDF or similar attachment to an e-mail, provided that, except as expressly provided herein, such e-mail attachment shall be followed within one (1) Business Day by delivery of such notice pursuant to clause (a), (b) or (c) above. Any such notice to a party shall be addressed at the address set forth in the Section of this Agreement entitled “Summary and Definition of Basic Terms” (subject to the right of a party to designate a different address for itself by notice similarly given). Service of any such notice or other communications so made shall be deemed effective on the day of actual delivery (whether accepted or refused), provided that if any notice or other communication to be delivered by e-mail attachment as provided above cannot be transmitted because of a problem affecting the receiving party’s computer, the deadline for receiving such notice or other communication shall be extended through the next Business Day, as shown by the addressee’s return receipt if by certified mail, and as confirmed by the courier service if by courier; provided, however, that if such actual delivery occurs after 5:00 p.m. local time where received or on a non-Business Day, then such notice or communication so made shall be deemed effective on the first Business Day after the day of actual delivery. The attorneys for any party hereto shall be entitled to provide any notice that a party desires to provide or is required to provide hereunder.
14.    Entire Agreement; Participation in Drafting. This Agreement constitutes the entire understanding of the parties and all prior agreements, representations, and understandings between the parties, whether oral or written, are deemed null and void, all of the foregoing having been merged into this Agreement. The parties acknowledge that each party and/or such party’s counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation or enforcement of this Agreement or any amendments or exhibits to this Agreement or any document executed and delivered by either party in connection with this Agreement.
15.    Successors and Assigns. Subject to the restrictions on assignment set forth below, this Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective estates, personal representatives, heirs, devisees, legatees, successors and assigns. Buyer shall have the right to assign this Agreement without Seller’s prior written consent subject to the following conditions: (a) each of the representations and warranties of Buyer set forth herein shall remain true and correct as to such assignee and such assignee shall assume all of the obligations and duties of Buyer set forth in this Agreement; (b) the assignee is controlled by or under common control with Buyer or Steadfast Apartment REIT, Inc. (and upon Seller’s request, Buyer shall provide Seller with reasonably satisfactory evidence of same); (c) Seller has not provided Buyer a notice of its election to terminate this Agreement in accordance with the terms and provisions hereof at the time of such assignment; (d) notwithstanding any such nomination, Buyer shall not be released from its

12411789.7	49

liabilities and obligations under this Agreement until Closing occurs; (e) such assignment shall not be a condition of or delay Closing; (f) Buyer shall deliver written notice to Seller of any such assignment at least three (3) Business Days prior to the Closing Date (which notice shall include the name, vesting and signature block of the assignee); and (g) the Loan Assumption and the process relating thereto will not be hindered or delayed by such assignment (it being understood that the Existing Lender will require that Buyer be or form a special purpose entity to acquire the Property and assume the Existing Loan). All other assignments shall require the prior written consent of Seller, which consent Seller may withhold in its sole and absolute discretion. No such assignment shall be effective and Seller’s consent shall not be effective until and unless any assignee as may be consented to by Seller and expressly assumed in writing all obligations of the Buyer under this Agreement and further acknowledged and agreed in writing to be bound by all of the provisions of this Agreement as if the assignee had originally executed this Agreement as buyer. Notwithstanding any assignment as may be consented to by Seller, the original named Buyer hereunder shall not be released, and shall remain liable for, all obligations of the Buyer under this Agreement until Closing (but not thereafter).
16.    Severability. If for any reason, any provision of this Agreement shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Agreement and to the extent any provision of this Agreement is not determined to be unenforceable, such provision, or portion thereof, shall be, and remain, in full force and effect.
17.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.
18.    Modifications/Survival. Any and all exhibits attached hereto shall be deemed a part hereof. This Agreement, including exhibits, if any, expresses the entire agreement of the parties and supersedes any and all previous agreements between the parties with regard to the Property. There are no other understandings, oral or written, which in any way alter or enlarge its terms, and there are no warranties or representations of any nature whatsoever, either expressed or implied, except as may expressly be set forth herein. Any and all future modifications of this Agreement will be effective only if it is in writing and signed by the parties hereto. The terms and conditions of such future modifications of this Agreement shall supersede and replace any inconsistent provisions in this Agreement.

12411789.7	50

19.    Confidentiality. Each party agrees to maintain in confidence, and not to disclose to any third party, the information contained in this Agreement (including the Purchase Price) or pertaining to the sale contemplated hereby and the information and data furnished or made available by Seller to Buyer in connection with Buyer’s investigation of the Property and the transactions contemplated by the Agreement; provided, however, that each party, may disclose such information and data (a) to such party’s accountants, attorneys, prospective lenders, partners, investors, consultants and other advisors in connection with the transactions contemplated by this Agreement (collectively, “Representatives”) to the extent that such Representatives reasonably need to know (in Buyer’s or Seller’s reasonable discretion) such information and data in order to assist, and perform services on behalf of Buyer or Seller; (b) to the extent required by any applicable statute, law, regulation, governmental authority or court order or the rules and regulations of any applicable securities exchange; (c) in connection with any securities filings, registration statements or similar filings undertaken by Buyer or Seller; (d) to Escrow Holder and the Title Company as necessary to consummate the Closing under this Agreement; (e) in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Agreement; and (f) information otherwise in the public domain (other than as a result of a breach of this Section 19). All parties hereto shall refrain from issuing any press release regarding this transaction prior to Closing without the prior written consent of the other. From and after Closing, Seller shall refrain from issuing any press release regarding this transaction without the prior written consent of Buyer, which shall not be unreasonably withheld. The provisions of this Section 19 shall survive the Closing or any earlier termination of this Agreement for a period of one (1) year.
20.    Dispute Costs. Notwithstanding anything in this Agreement or any of the Closing Documents to the contrary, in the event any dispute between the parties with respect to this Agreement results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing in such proceeding for all reasonable costs and expenses, including reasonable attorneys’ and experts’ fees and costs incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof subject to the limitations contained in Section 11 of this Agreement. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any. The provisions of this Section 20 shall survive any termination of this Agreement or the Closing and shall not be deemed merged into the Deed or any other document or instrument delivered at Closing.
21.    Time of the Essence; Business Days. Time is of the essence in the performance of each of the parties’ respective obligations contained in this Agreement. Unless the context otherwise requires, all periods terminating on a given day, period of days, or date shall terminate at 5:00 p.m. (Central Time) on such date or dates. References to “days” shall refer to calendar days except if such references are to “Business Days” which shall refer to days which are not a Saturday, Sunday or a legal holiday under the laws of the State of Georgia or under United States federal laws.

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22.    No Recordation. Neither this Agreement nor a memorandum thereof may be recorded.
23.    Signage Removal. Promptly after the Closing, Buyer will “banner” or otherwise temporarily mask the portion of all signage containing the “Greystar” name or logo to indicate the new ownership, failing which upon five (5) days prior written notice, Seller may do so at Buyer’s expense. Within ninety (90) days after the Closing, Buyer shall cause the portion of all signage containing the “Greystar” name or logo to be replaced, failing which Seller may remove such portion of the signage at Buyer’s expense upon fifteen (15) days prior written notice. The provisions of this Section shall survive the Closing without limitation.
24.    Drafts not an Offer to Enter into a Legally Binding Contract. The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property. The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when Seller and Buyer have fully executed and delivered to each other a counterpart of this Agreement with all exhibits attached hereto.
25.    Multiple Counterparts. This Agreement may be executed in multiple counterparts (each of which is to be deemed original for all purposes). The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon so long as such signature page is attached to any other counterpart of this Agreement identical thereto except having additional signature pages executed by the other parties to this Agreement attached thereto.
26.    Electronic Signatures. Seller and Buyer each (a) has agreed to permit the use from time to time, where appropriate, of telecopy or other electronic signatures (including .pdf files thereof) in order to expedite the transaction contemplated by this Agreement, (b) intends to be bound by its respective telecopy or other electronic signature, (c) is aware that the other will rely on the telecopied or other electronically transmitted signature, and (d) acknowledges such reliance and waives any defenses to the enforcement of this Agreement and the documents affecting the transaction contemplated by this Agreement based on the fact that a signature was sent by telecopy or electronic transmission only.

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27.    Limitations on Benefits. It is the explicit intention of Buyer and Seller that, except for the Seller Released Parties referred to above in this Agreement, no person or entity other than Buyer and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against either of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Buyer and Seller or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (other than Seller Released Parties) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Buyer and Seller expressly reject any such intent, construction or interpretation of this Agreement.
28.    Interpretation. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (a) all exhibits attached hereto are incorporated herein by reference; (b) the section and subsection headings contained in this Agreement are for convenience only and in no way enlarge or limit the scope or meaning of the various sections or subsections hereof; (c) all dollar amounts are expressed in United States currency; (d) all defined terms in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (e) references herein to “Sections,” subsections, paragraphs and other subdivisions without reference to a document are to designated Sections, subsections, paragraphs and other subdivisions of this Agreement; (f) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (g) the words “hereof,” “herein,” “thereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; (h) the word “including” or “includes” means “including, but not limited to” or “includes without limitation”; (i) the words “approval,” “consent” and “notice” shall be deemed to be preceded by the word “written”; (j) any reference to this Agreement or any Exhibits hereto and any other instruments, documents and agreements shall include this Agreement, Exhibits and other instruments, documents and agreements as originally executed or existing and as the same may from time to time be supplemented, modified or amended; and (k) unless otherwise specifically provided, all references in this Agreement to a number of days shall mean calendar days rather than Business Days.
29.    Exhibits. Exhibit A through Exhibit L are incorporated herein by reference.
30.    No Partnership/Fiduciary Relationship. The parties acknowledge and agree that the relationship created by this Agreement between Seller, on the one hand, and Buyer, on the other hand, is one of contract only, and that no partnership, joint venture or other fiduciary or quasi-fiduciary relationship is intended or in any way created hereby between Seller and Buyer.

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31.    JURY TRIAL WAIVER. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SELLER AND/OR BUYER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES AND EACH HEREBY REPRESENTS AND WARRANTS TO THE OTHER THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER REPRESENTS AND WARRANTS TO THE OTHER THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OF ITS OWN FREE WILL, AND HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR THE TERMINATION OF THIS AGREEMENT.
32.    Record Access and Retention. For a period of up to eighteen (18) months after Closing, upon Buyer’s reasonable request, Seller shall after the Closing (i) provide Buyer with reasonable access to, and the right to inspect, Seller’s financial information and historical books and records (the “3-14 Audit Information”) in connection with the preparation by Buyer’s auditors (or the auditors of Buyer’s parent company) of a SEC Regulation S-X 3-14 Audit (“S-X 3-14 Audit”) of certain operating revenues and expenses with respect to the Property. Seller further agrees to provide Buyer’s auditors (or the auditors of Buyer’s parent company) with reasonable access to Seller’s books and records relating to the Property as otherwise reasonably required to complete any such S-X 3-14 Audit. Notwithstanding the foregoing, (x) in no event shall Seller be required to provide a management representation letter or make any representation or warranty with respect to the 3-14 Audit Information, (y) in no event shall Seller be required to prepare any reports or data with respect to any 3-14 Audit and Sellers sole obligation with respect to the 3-14 Audit Information shall be to provide Buyer reasonable access to financial information and books and records in Seller’s possession, and (z) Buyer, for itself and all of Buyer’s Representatives, hereby waives any and all claims against Seller and each Seller Released Party with respect to the information comprising the 3-14 Audit Information and the compilation of the S-X 3-14 Audit. The terms and conditions of this Section 32 shall survive the Closing.
[END OF TEXT; SIGNATURES FOLLOW IMMEDIATELY ON NEXT PAGE]

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IN WITNESS WHEREOF the parties have executed this Agreement as of the Effective Date first written above.
BUYER:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:    _______/s/ Ana Marie del Rio_____________
Print Name: ___Ana Marie del Rio______________
Print Title: ____Secretary_____________________

(Signature pages continue on the following page)

12411789	(Signature Page to Purchase and Sale Agreement - Jefferson at Perimeter)

SELLER:

BRE JEFFERSON ST. ANDREWS OWNER LLC,
a Delaware limited liability company

By:	_/s/ Melissa Pianko_______

Name:	Melissa Pianko

Title:	Managing Director and Vice President

12411789	(Signature Page to Purchase and Sale Agreement - Jefferson at Perimeter)

ACCEPTANCE BY ESCROW HOLDER
First American Title Insurance Company hereby acknowledges that it has received originally executed counterparts or a fully executed original of the foregoing Purchase and Sale Agreement and Joint Escrow Instructions and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

Dated: March 23rd, 2018	First American Title Insurance Company By: _/s/ Deanna Wilkie______________ Print Name: _Deanna Wilkie__________ Its Authorized Agent

12411789.4	57

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY
That certain land situated in the City of Atlanta, County of DeKalb, State of Georgia, and described as follows:

ALL THAT TRACT OR PARCEL OF LAND LYING IN AND BEING A PART OF LAND LOT 363 OF THE 18TH DISTRICT, DEKALB COUNTY, GEORGIA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE NORTHERLY RIGHT-OF-WAY OF VALLEY VIEW ROAD (60 FOOT RIGHT-OF-WAY) AND THE EASTERLY RIGHT-OF-WAY OF ASHFORD-DUNWOODY ROAD (RIGHT-OF-WAY VARIES) PROCEED NORTHERLY ALONG SAID ASHFORD-DUNWOODY ROAD RIGHT-OF-WAY 124.94 FEET TO A POINT AND THE TRUE POINT OF BEGINNING.

THENCE PROCEED ALONG SAID RIGHT-OF-WAY NORTH 01 DEGREE 38 MINUTES 09 SECONDS WEST 616.66 FEET TO A POINT; THENCE PROCEED ALONG A CURVE TO THE RIGHT NORTH 41 DEGREES 35 MINUTES 01 SECOND EAST WITH AN ARC LENGTH OF 96.59 FEET AND A RADIUS OF 59 FEET TO A POINT; THENCE PROCEED NORTH 84 DEGREES 48 MINUTES 12 SECONDS EAST A DISTANCE OF 309.31 FEET TO A POINT; THENCE PROCEED ALONG A CURVE TO THE LEFT NORTH 44 DEGREES 58 MINUTES 59 SECONDS EAST WITH AN ARC LENGTH OF 485.88 FEET AND A RADIUS OF 360.30 FEET TO A POINT; THENCE PROCEED NORTH 05 DEGREES 44 MINUTES 20 SECONDS EAST A DISTANCE OF 353.16 FEET TO A POINT; THENCE PROCEED ALONG A CURVE TO THE RIGHT NORTH 38 DEGREES 12 MINUTES 51 SECONDS EAST WITH AN ARC LENGTH OF 328.64 FEET AND A RADIUS OF 287.70 FEET TO A POINT; THENCE PROCEED NORTH 70 DEGREES 19 MINUTES 47 SECONDS EAST 233.32 FEET TO A POINT; THENCE PROCEED ALONG A CURVE TO THE LEFT NORTH 68 DEGREES 52 MINUTES 34 SECONDS EAST WITH AN ARC LENGTH OF 72.96 FEET AND A RADIUS OF 356.71 FEET TO A POINT; THENCE LEAVING SAID RIGHT-OF-WAY PROCEED SOUTH 23 DEGREES 47 MINUTES 37 SECONDS EAST A DISTANCE OF 75.25 FEET TO A POINT; THENCE PROCEED SOUTH 63 DEGREES 40 MINUTES 14 SECONDS WEST 246.87 FEET TO A POINT; THENCE PROCEED SOUTH 02 DEGREES 02 MINUTES 36 SECONDS EAST 369.16 FEET TO A POINT; THENCE PROCEED SOUTH 47 DEGREES 51 MINUTES 55 SECONDS EAST 465.94 FEET TO A POINT; THENCE PROCEED NORTH 89 DEGREES 11 MINUTES 41 SECONDS WEST 250.00 FEET TO A POINT; THENCE PROCEED SOUTH 06 DEGREES 08 MINUTES 50 SECONDS WEST 261.70 FEET TO A POINT; THENCE PROCEED NORTH 87 DEGREES 43 MINUTES 14 SECONDS WEST 100.00 FEET TO A POINT; THENCE PROCEED SOUTH 27 DEGREES 07 MINUTES 21 SECONDS EAST 93.58 FEET TO A POINT: THENCE PROCEED SOUTH 51 DEGREES 40 MINUTES 51 SECONDS WEST 91.67 FEET TO A POINT; THENCE PROCEED SOUTH 24 DEGREES 02 MINUTES 19 SECONDS EAST 28.50 FEET TO A POINT; THENCE PROCEED SOUTH 11 DEGREES 34 MINUTES 21 SECONDS WEST

EXHIBIT A -1-
12411789.7

142.13 FEET TO A POINT; THENCE PROCEED SOUTH 23 DEGREES 19 MINUTES 16 SECONDS WEST 57.64 FEET TO A POINT; THENCE PROCEED SOUTH 87 DEGREES 55 MINUTES 58 SECONDS EAST 47.00 FEET TO A POINT; THENCE PROCEED SOUTH 03 DEGREES 51 MINUTES 24 SECONDS EAST 253 .68 FEET TO A POINT ALONG THE NORTHERN BOUNDARY OF THE VALLEY VIEW SUBDIVISION AS MORE PARTICULARLY DESCRIBED IN PLAT BOOK 23, PAGE 9, DEKALB COUNTY, GEORGIA RECORDS; THENCE PROCEED ALONG SAID BOUNDARY NORTH 89 DEGREES 14 MINUTES 06 SECONDS WEST 300.84 FEET TO A POINT; THENCE PROCEED SOUTH 89 DEGREES 18 MINUTES 03 SECONDS WEST 129.97 FEET TO A POINT; THENCE PROCEED SOUTH 89 DEGREES 21 MINUTES 21 SECONDS WEST 260.08 FEET TO A POINT; THENCE PROCEED SOUTH 89 DEGREES 17 MINUTES 46 SECONDS WEST 130.05 FEET TO A POINT; THENCE PROCEED NORTH 89 DEGREES 56 MINUTES 55 SECONDS WEST A DISTANCE OF 145.07 FEET TO A POINT ON SAID RIGHT-OF-WAY OF ASHFORD-DUNWOODY ROAD AND THE TRUE POINT OF BEGINNING; CONTAINING 24.74 ACRES AS MORE PARTICULARLY DESCRIBED ON THAT CERTAIN PLAT OF SURVEY FOR NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, MAGNOLIA COMMONS JOINT VENTURE AND CHICAGO TITLE INSURANCE COMPANY, PREPARED BY BLUE RIDGE ENGINEERING, INC., DATED SEPTEMBER 17, 1994, LAST REVISED MARCH 21, 1995, BEARING THE SEAL AND CERTIFICATION OF H. TATE JONES, GEORGIA PROFESSIONAL LAND SURVEYOR NO. 2339.

APN: 18 363 01 005 and 18 363 01 006

EXHIBIT A -2-
12411789.7

EXHIBIT B

[FORM OF DEED]
After recording please return to:
____________________________
____________________________
____________________________
____________________________

LIMITED WARRANTY DEED

STATE OF GEORGIA

COUNTY OF DEKALB

THIS INDENTURE is made as of the _____ day of _________________, 201__, between BRE JEFFERSON ST. ANDREWS OWNER LLC, a Delaware limited liability company (“Grantor”), and _______________, a ________________ (“Grantee”) (the words “Grantor” and “Grantee” include all genders, plural and singular, and their respective heirs, successors and assigns where the context requires or permits).

W I T N E S S E T H: That

Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency whereof are hereby acknowledged, has granted, sold, aliened, conveyed and confirmed, and by these presents does hereby grant, bargain, sell, alien, convey and confirm unto the said Grantee, all those tracts of land in DeKalb County, Georgia, described on Exhibit A attached hereto and made a part hereof (the “Property”).

TO HAVE AND TO HOLD the said Property, with all and singular the rights, members and appurtenances thereof, to the same being, belonging or in anywise appertaining, to the only proper use, benefit and behoof of the said Grantee forever in FEE SIMPLE, subject, however, to those matters set forth on Exhibit B attached hereto and made a part hereof.

AND THE SAID Grantor will warrant and forever defend the right and title to the Property unto the said Grantee against the claims of all persons owning, holding or claiming by, through or under the said Grantor, but not otherwise, and subject, however, to those matters set forth on Exhibit B attached hereto and made a part hereof.

EXHIBIT B -1-
12411789.7

IN WITNESS WHEREOF, Grantor has caused this Limited Warranty Deed to be signed, sealed and delivered as of the day and year first above written.

Signed, sealed and delivered in the presence of: _______________________________ Unofficial Witness _______________________________ Notary Public My Commission Expires:__________ (NOTARY SEAL)	BRE JEFFERSON ST. ANDREWS OWNER LLC, a Delaware limited liability company By: ___________________________ Name:_________________________ Title: _________________________ [CORPORATE SEAL]

[GEORGIA NOTARY ACKNOWLEDGEMENT FORM MAY BE REQUIRED]

EXHIBIT B -2-
12411789.7

EXHIBIT A TO DEED
(Legal Description)

That certain land situated in the City of Atlanta, County of DeKalb, State of Georgia, and described as follows:
[to be inserted]

EXHIBIT A to Deed

12411789.7

EXHIBIT B TO DEED
(Permitted Exceptions)

1.	General and special taxes and assessments for the year 201[8], and subsequent years, not yet due and payable.

2.
Local, state and federal laws, ordinances or governmental regulations, including but not limited to, building, zoning and land use laws, ordinances and regulations, now or hereafter in effect relating to the subject property.

3.	Unrecorded leases, all matters of record and all matters that would be reflected on an accurate survey or shown by a physical inspection of the subject property, as of the date hereof.

***End of Exhibit***

EXHIBIT B to Deed

12411789.7

EXHIBIT C

FEDERAL TRANSFEROR’S CERTIFICATION OF NON-FOREIGN STATUS
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by BRE JEFFERSON ST. ANDREWS OWNER LLC, a Delaware limited liability company, in that certain property known as “Jefferson at Perimeter Apartments” located at 4867 Ashford Dunwoody Road, Atlanta, Georgia, the undersigned (“Transferor”) hereby certifies the following:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

2.	Transferor is the __________________ of BRE JEFFERSON ST. ANDREWS OWNER LLC, the record title holder of the Property;

3.	Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Income Tax Regulations;

4.	Transferor’s U.S. employer identification number is _______________; and

5.	Transferor’s office address is 233 S. Wacker Drive, Suite 4200, Chicago, IL, 60606.
Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

[END OF TEXT; SIGNATURES FOLLOW IMMEDIATELY ON NEXT PAGE]

Exhibit C -1-
12411789.7

Under penalties of perjury, the undersigned declares that it has examined this certification and to the best of its knowledge and belief, it is true, correct, and complete, and further declares that it has authority to sign this document on behalf of Transferor.
TRANSFEROR:
Date: _______________, 2018
[*Insert Transferor sig block]

Exhibit C -2-
12411789.7

EXHIBIT D

BILL OF SALE
For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, BRE JEFFERSON ST. ANDREWS OWNER LLC, a Delaware limited liability company (“Seller”), does hereby bargain, sell, grant, transfer, assign, and convey to _______________________________________, a ____________________ (“Buyer”), any and all of Seller’s rights, title and interests, if any, in and to the Personal Property located in or on the property described in Exhibit A attached hereto and made a part hereof (the “Property”), including without limitation the tangible personal property listed on Schedule 1 attached hereto, without representation or warranty of any type, except as specifically set forth in and subject to the terms and provisions of the Purchase and Sale Agreement and Joint Escrow Instructions dated _____________________, 2018 between Seller and Buyer[’s predecessor in interest] (“Agreement”) including, without limitation, Section 12 thereof. All capitalized terms used in this Bill of Sale and not defined shall have the meanings given thereto in the Agreement.
[END OF TEXT; SIGNATURES FOLLOW IMMEDIATELY ON NEXT PAGE]

Exhibit D -1-
12411789.7

IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of this ___ day of ___________________, 2018.
SELLER:
BRE JEFFERSON ST. ANDREWS OWNER LLC,
a Delaware limited liability company

By:    ___________________________
Name:    _________________________
Title:    __________________________

Exhibit D -2-
12411789.7

EXHIBIT A

to Bill of Sale

LEGAL DESCRIPTION OF THE REAL PROPERTY

Exhibit D -3-
12411789.7

EXHIBIT E

FORM OF GENERAL ASSIGNMENT

ASSIGNMENT AND ASSUMPTION OF LEASES,
CONTRACTS AND INTANGIBLE PROPERTY
THIS ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS AND INTANGIBLE PROPERTY (this “General Assignment”) is made and entered into as of the ___ day of ______________, 2018 by and between BRE JEFFERSON ST. ANDREWS OWNER LLC, a Delaware limited liability company (“Assignor”), and ___________________, a ____________________ (“Assignee”).
R E C I T A L S :
A.    Assignor and Assignee’s predecessor in interest entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated _____________________, 2018 (“Agreement”) with respect to the sale and purchase of certain “Real Property” and “Improvements” and other “Property” described therein. All capitalized terms used in this General Assignment and not defined shall have the meanings given thereto in the Agreement.
B.    Assignor desires to assign, transfer and convey to Assignee all of Assignor’s right, title and interest in and to (i) the Leases and Tenant Security Deposits, (ii) the Service Contracts set forth on Exhibit B hereto and (iii) the Plans and Approvals, and Assignee desires to accept such assignment, transfer and conveyance of the Leases, the Tenant Security Deposit, such identified Service Contracts and the Plans and Approvals and to assume and perform all of Assignor’s covenants and obligations in, under and with respect to the Leases, the Tenant Security Deposit, the Service Contracts and the Plans and Approvals.
NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
Effective Date. The “Effective Date” of this General Assignment shall be the Closing (as defined in the Agreement) of the sale and purchase of the Property.
Assignment. Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest in and to the Leases (which are generally identified on the Rent Roll attached hereto as Exhibit A), the Tenant Security Deposit, the Service Contracts identified on Exhibit B hereto and the Plans and Approvals from and after the Effective Date.

12411789.7

Exhibit E -1-

Assumption and Acceptance. Assignee hereby accepts the above assignment and transfer and expressly assumes and covenants to keep, perform, fulfill and discharge all of the terms, covenants, conditions and obligations required to be kept, performed, fulfilled and discharged by Assignor in, under and with respect to the Leases, the Tenant Security Deposits (but only to the extent Assignee received a credit therefor at Closing), the Service Contracts and the Plans and Approvals first arising or accruing from and after the Effective Date.
Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall, taken together, be deemed one document.
Limited Liability. This Assignment is made without any express or implied representation or warranty of any kind or nature other than those representations and warranties expressly made by Assignor in Section 9.1 of the Agreement, which representations and warranties by Assignor shall survive only for the period provided in, and are subject to all of the limitations set forth in, the Agreement.
Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
Governing Law. This Assignment shall in all respects be governed by, and construed in accordance with, the laws of the State of Georgia.
Severability. If for any reason, any provision of this Assignment shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Assignment and to the extent any provision of this Assignment is not determined to be unenforceable, such provision, or portion thereof, shall be, and remain, in full force and effect.
[END OF TEXT; SIGNATURES FOLLOW IMMEDIATELY ON NEXT PAGE]

12411789.7

Exhibit E -2-

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the day and year first above written.
ASSIGNOR:
BRE JEFFERSON ST. ANDREWS OWNER LLC,
a Delaware limited liability company

By:    _________________________
Name:    _______________________
Title:    ________________________

12411789.7

Exhibit E -3-

ASSIGNEE:
___________________________________________________________,
a __________________________________________________________

By:_________________________________________________________
Print Name: _________________________________________________
Print Title: __________________________________________________

12411789.7

Exhibit E -4-

EXHIBIT A
RENT ROLL
[TO BE SUPPLIED]

12411789.7

Exhibit E -5-

EXHIBIT B
SERVICE CONTRACTS

Exhibit E -6-
12411789.7

EXHIBIT F

SELLER TITLE CERTIFICATE
Title Certificate & Indemnity
dated as of _________, 2018

Jefferson at Perimeter Apartments
4867 Ashford Dunwoody Road, Atlanta, Georgia

Certifications:
This Certificate is given with reference to that certain preliminary title report or title commitment dated as of January 28, 2018 under Order No. NCS-890356-4-CHI2 (such report or commitment being referred to herein as the “Commitment”), and issued by First American Title Insurance Company (“Title Insurer”). The undersigned (“Owner”) certifies the following to Title Insurer but only as to the above-referenced premises (the “Premises”) and only as to the period between December 15, 2015 and the date hereof (subject to any exceptions expressly noted below):

Mechanics Liens:
A.
All labor, services or materials rendered or furnished to date in connection with the Premises or with the construction or repair of any building or improvements on the Premises contracted for or requested by Owner have been completed and paid for in full, with the possible exception of routine repairs and/or maintenance which have been or will be duly paid in the ordinary course of business; and
B.
To the actual knowledge of Owner, all other labor, services or materials that were contracted for or requested by Owner and that have been rendered or furnished in connection with the Premises or with the construction or repair of any building or improvements on the Premises have been completed and paid for in full.

Tenants/Parties in Possession:
Except as shown in the Commitment (with respect to tenancies of record), including matters disclosed in the underlying exceptions of record referenced therein, there are no tenants or other parties who are in possession or have the right to be in possession of said Premises, other than those tenants identified on the rent roll annexed hereto (and any subtenants thereunder), which tenants have rights as tenants only and do not have an option to purchase all or part of the Premises or right of first refusal affecting all or part of the Premises.

Options To Purchase or Rights of First Refusal:
But for the instant transaction, Owner has not entered into any unrecorded sale contracts, deeds, mortgages, or purchase options or rights of first refusal affecting the Premises or improvements thereon, which are presently in effect and will survive the transfer of the Premises in connection with the instant transaction, except as set forth in the Commitment.

Covenants & Restrictions:
To the actual knowledge of Owner, (a) Owner has received no written notice of past or present violations of any effective covenants, conditions or restrictions set forth in the Commitment (the “CC&Rs”) which remain uncured, and (b) any charge or assessment provided for in any of the CC&Rs has been or will be duly paid in the ordinary course.

Bankruptcy:
No proceedings in bankruptcy or receivership have been instituted by or against Owner (or its constituent entities) which are now pending, nor has Owner (or its constituent entities) made any assignment for the benefit of creditors which is in effect as to said Premises.

Exceptions to any of the foregoing: [At the Closing, Seller will list any exceptions, including any construction cost credit given to Buyer at Closing for which Buyer is responsible under the PSA.]

Gap Indemnification:
Between the date hereof and the date of recording of the insured conveyance but in no event later than five (5) business days from the date hereof (hereinafter, the “Gap Period”), Owner has not taken or allowed and will not voluntarily take or allow any action to encumber the Premises in the Gap Period.

12411789.7

Exhibit F -1-

Further Assurances:
Owner hereby undertakes and agrees to fully cooperate with Title Insurer in correcting any errors in the execution and acknowledgment of the insured conveyance.

Counterparts:
This document may be executed in counterparts.

Inducement and Indemnification:
Owner provides this document to induce Title Insurer to insure title to said Premises well knowing that it will do so only in complete reliance upon the matters asserted hereinabove and further, will indemnify and hold Title Insurer harmless against any loss or damage sustained as a result of any inaccuracy in the matters asserted hereinabove.

Knowledge/Survival:
Any statement “to the actual knowledge of Owner” (or similar phrase) shall mean that the “Designated Representative” (as hereinafter defined) of Owner has no knowledge that such statement is untrue (and, for this purpose, Owner’s knowledge shall mean the present actual knowledge [excluding constructive or imputed knowledge] of the Designated Representative, but such Designated Representative shall not have any liability in connection herewith. Notwithstanding anything to the contrary herein, (1) no claim shall be made against Owner for a breach of, or demand for indemnification under, this certificate (and Owner shall have no liability therefor) unless Title Insurer (a) gives a reasonably detailed written notice to Owner of such breach or demand within six (6) months after the date hereof (and any cause of action resulting from such breach or demand as to which such notice is not timely given shall terminate), and (b) files an action for such breach or demand on or before the first day following the second (2nd) anniversary of the date hereof, after which time all representations and warranties, covenants, obligations, provisions and liabilities (and any cause of action resulting from such breach or demand not then in litigation in the jurisdiction where the Premises are situated shall terminate); and (2) to the extent Title Insurer shall have knowledge as of the date hereof that any of the statements contained herein is false or inaccurate, then Owner shall have no liability with respect to the same. The “Designated Representative” for Owner is Ralph Pickett. The Designated Representative of Owner is an individual affiliated with, or employed by, Owner or its affiliates who has been directly involved in the asset management or property management of the Premises and is in a position to confirm the truth and accuracy of Owner’s knowledge certifications hereunder concerning the Premises.

See annexed Title Certificate & Indemnity signature pages

12411789.7

Exhibit F -2-

Signature Page to Title Certificate & Indemnity

Owner:

BRE Jefferson St. Andrews Owner LLC,
a Delaware limited liability company

By:
Name:
Title:

12411789.7

Exhibit F -3-

Rent Roll
see annexed

12411789.7

Exhibit F -4-

EXHIBIT G
RENT ROLL
[Intentionally Omitted]

Exhibit G -1-
12411789.7

EXHIBIT H
SERVICE CONTRACTS

Vendor/ Contractor	Service Provided	Must Assume
Comcast	Cable TV	Yes
Laundry	CSC	Yes
Avalon Water	Chill Water	Yes
Colt Security Agency	Intrusion Alarm	No
Rupert Landscape	Landscape Maintenance	Yes
Callmax	Answering Service	No
Atlanta Pest Control/Terminx	Termite	Yes
Nuvox/Windstream	Telephone	No
KeyTrak	Key System	No
EGP	Copy Machine Service	Yes
Great American	Copy Machine Lease	Yes
Terminx	Pest Control	Yes
Terminx	Pest Control	Yes
ShredIt	Document Shredding	No

Exhibit H -1-
12411789.7

EXHIBIT I
FORM OF TENANT NOTICE LETTER
[**DATE**]
TO:    All Valued Residents of Jefferson at Perimeter Apartments
Re:    Notice of Lease Assignment and Transfer of Security Deposit
This letter is to notify you that the property commonly known as Jefferson at Perimeter Apartments, 4867 Ashford Dunwoody Road, Atlanta, Georgia (“Property”) has this date been sold and the ownership transferred.
In connection with this sale, all of the interest of the lessor under your lease of space in the Property, together with your security deposit, have been transferred to the new owner. You are hereby notified that, from and after the date hereof and until further notice, all future payments under your lease should be made payable to Jefferson at Perimeter Apartments and mailed to [**COMMUNITY LEASING OFFICE ADDRESS**]. In addition, all questions or other matters regarding your lease should be directed to the property manager at [**COMMUNITY LEASING OFFICE PHONE NUMBER**].
Thank you for your cooperation.
Very truly yours,
SELLER:

,
a

By:
Name:
Title:

Exhibit I -1-
12411789.7

NEW OWNER:

BRE Jefferson St. Andrews Owner LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit I -2-
12411789.7

EXHIBIT J
PERSONAL PROPERTY

1.    Check scanner.

Exhibit J -1-
12411789.7

EXHIBIT K
Seller Deliveries

Item
PHYSICAL PROPERTY
Access to Maintenance Log
CODE COMPLIANCE
Permits/Licenses (operating)
PROPERTY DESCRIPTIVE INFORMATION
Site plan
Floor Plans
Schedule of Market Rents
Standard Form Residential Lease, any Lease Amendments and/or Side Agreements
Resident qualification policy_Screening
Photos
Personal Property Inventory
PROPERTY FINANCIAL INFORMATION
Financial Statements
Capital Expenditures
Tax Bills
Current Rent Roll
Detail Unit Status Report
Lease expiration report including MTM leases

Exhibit K -1-
12411789.7

Concession Matrix
Payroll Listing (to be provided after Buyer contingencies removed)
Security Deposit Report (current)
Aged Receivables (as of the end of the last calendar year and the end of the last calendar month)
Aged Accounts Payable Schedule (Last Calendar Yr & YTD)
Deposit Summary (trailing 3 months)
General Ledgers (end of last calendar year and YTD)
Bank Statements (last 12 months)
Utility Bills (Copies of each bill in last 12 months)
Box Scores
Traffic Detail
Rentable Items Report
TITLE /SURVEY/ENVIRONMENTAL
Existing title policy
Existing survey
Phase I Environmental Report
INSURANCE PACKAGE
Insurance Claim and Loss History - LivCor ownership period
Contract Agreements
Contracts and Summary

Exhibit K -2-
12411789.7

EXHIBIT L
LIST OF EXISTING LOAN DOCUMENTS

1.
Multifamily Note by Seller to the order of Jones Lang LaSalle Multifamily, LLC, a Delaware limited liability company (“Lender”) in the original principal amount of Sixty-Five Million and 00/100 Dollars (US $65,000,000.00) dated as of October 31, 2017.

2.	Multifamily Loan and Security Agreement (Non-Recourse) by and between Seller and Lender dated as of October 31, 2017.

3.	Multifamily Deed to Secure Debt, Assignment of Lease and Rents, Security Agreement and Fixture Filing by Seller to and for the benefit of Lender dated as of October 31, 2017.

4.	Assignment of Security Interest by Lender to Fannie Mae dated as of October 31, 2017.

5.	Environmental Indemnity Agreement by Seller to and for the benefit of Lender dated as of October 31, 2017.

6.	Assignment of Management Agreement by and between Seller, Lender, and GREP Southeast, LLC, a Delaware limited liability company, as manager, dated as of October 31, 2017.

7.	Guaranty of Non-Recourse Obligations by BRE Imagination Holdco LLC, a Delaware limited liability company, as guarantor, to and for the benefit of Lender dated as of October 31, 2017.

8.	Interest Rate Cap Reserve and Security Agreement (Springing Cap) by and between Seller and Lender dated as of October 31, 2017.

9.	UCC Statement by Seller in favor of Fannie Mae recorded November 1, 2017 (Delaware).

10.	UCC Statement by Seller in favor of Fannie Mae (DeKalb County).

***End of List***

Exhibit L -1-
12411789.7

PURCHASE AND SALE AGREEMENT AND
JOINT ESCROW INSTRUCTIONS
by and between
BRE JEFFERSON ST. ANDREWS OWNER LLC,
a Delaware limited liability company
“SELLER”
and
STEADFAST ASSET HOLDINGS, INC.,
a California corporation
“BUYER”

12411789.7

1.	Agreement of Purchase and Sale..............................................................5

2.	Purchase Price..........................................................................................5

3.	Payment of Purchase Price.......................................................................5

4.	Conditions to Parties’ Obligations............................................................7

5.	Remedies/Liquidated Damages..............................................................14

6.	Closing and Escrow.................................................................................16

7.	Assumption or Cancellation of Service Contracts..................................26

8.	Condemnation and Casualty....................................................................27

9.	Representations and Warranties..............................................................28

10.	AS-IS Condition of Property...................................................................32

11.	Limited Liability......................................................................................35

12.	Release.....................................................................................................36

13.	Notices.....................................................................................................38

14.	Entire Agreement; Participation in Drafting............................................39

15.	Successors and Assigns............................................................................39

16.	Severability..............................................................................................39

17.	Governing Law........................................................................................39

18.	Modifications/Survival............................................................................39

19.	Confidentiality.........................................................................................40

20.	Dispute Costs...........................................................................................40

21.	Time of the Essence; Business Days.......................................................40
Page

(i)
12411789.7

22.	No Recordation.......................................................................................40

23.	Signage Removal....................................................................................41

24.	Drafts not an Offer to Enter into a Legally Binding Contract................41

25.	Multiple Counterparts.............................................................................41

26.	Electronic Signatures..............................................................................41

27.	Limitations on Benefits...........................................................................41

28.	Interpretation...........................................................................................41

29.	Exhibits...................................................................................................42

30.	No Partnership/Fiduciary Relationship...................................................42

33.	JURY TRIAL WAIVER..........................................................................42

34.	Record Access and Retention..................................................................42

EXHIBIT A	LEGAL DESCRIPTION OF PROPERTY

EXHIBIT B	DEED

EXHIBIT C	FIRPTA CERTIFICATE

EXHIBIT D	BILL OF SALE

EXHIBIT E	GENERAL ASSIGNMENT

EXHIBIT F	OWNER’S AFFIDAVIT

EXHIBIT G	RENT ROLL

EXHIBIT H	LIST OF SERVICE CONTRACTS

EXHIBIT I	TENANT NOTICE LETTER

EXHIBIT J	LIST OF PERSONAL PROPERTY

EXHIBIT K	LIST OF SELLER DELIVERIES

EXHIBIT L	EXISTING LOAN DOCUMENTS

(ii)
12411789.7